                               SERVICE AGREEMENT


                                BY AND BETWEEN


                         SPECIALTY CARE NETWORK, INC.,

                            SCN OF PRINCETON, INC.,

                   PRINCETON ORTHOPEDIC ASSOCIATES II, P.A.

                                      AND

                            MICHAEL N. JOLLEY, M.D.
                            HARVEY E. SMIRES, M.D.
                             ROBERT N. DUNN, M.D.
                            JEFFREY S. ABRAMS, M.D.
                         RICHARD E. FLEMING, JR., M.D.
                           W. THOMAS GUTOWSKI, M.D.
                             STEVEN R. GECHA, M.D.
                        C. ALEXANDER MOSKWA, JR., M.D.
                             DAVID M. SMITH, M.D.



                         Dated as of November 1, 1996

                               TABLE OF CONTENTS                          Page
                                                                          ----
                                  ARTICLE I.
                          RELATIONSHIP OF THE PARTIES
                                                                            1
      1.1.  Independent Relationship....................................... 1
      1.2.  Responsibilities of the Parties................................ 2
      1.3.  Princeton II Matters........................................... 2
      1.4.  Patient Referrals.............................................. 2
      1.5.  Professional Judgment.......................................... 2
      1.6.  Conduct of Professional Medical Practice....................... 2

                                  ARTICLE II.
                                  DEFINITIONS
                                                                            4
      2.1.  Definitions.................................................... 4

                                 ARTICLE III.
                  PRACTICE OFFICES TO BE PROVIDED BY COMPANY
                                                                            8
      3.1.  Practice Offices............................................... 8
      3.2.  Use of Practice Offices........................................ 9

                                  ARTICLE IV.
                          DUTIES OF THE POLICY BOARD
                                                                            9
      4.1.  Formation and Operation of the Policy Board.................... 9
      4.2.  Duties and Responsibilities of the Policy Board................ 9
            4.2.1.  Capital Improvements and Expansion..................... 9
            4.2.2.  Annual Budgets......................................... 9
            4.2.3.  Marketing.............................................. 9
            4.2.4.  Patient Fees; Collection Policies...................... 9
            4.2.5.  Princeton II and Payor Relationships.................. 10
            4.2.6.  Strategic Planning.................................... 10
            4.2.7.  Capital Expenditures.................................. 10
            4.2.8.  Restrictive Covenants for Physician................... 10
            4.2.9.  Grievance Referrals................................... 10

                                  ARTICLE V.
               ADMINISTRATIVE SERVICES TO BE PROVIDED BY COMPANY
                                                                           10
      5.1.  Performance of Management Functions........................... 10

                                                                          Page
                                                                          ----

      5.2.  Financial Planning and Goals.................................. 10
      5.3.  Audits and Financial Statements............................... 11
      5.4.  Inventory and Supplies........................................ 11
      5.5.  Management Services and Administration........................ 11
      5.6.  Personnel..................................................... 14
      5.7.  Events Excusing Performance................................... 14
      5.8.  Compliance with Law and Business Standards.................... 15
      5.9.  Quality Assurance............................................. 15
      5.10. New Medical Services and Additional Practice Offices.......... 15
      5.11. Collection of Certain Patient Receipts and Payment of
              Clinic Expenses............................................. 15
      5.12. Other Princeton II Accounts................................... 16

                                  ARTICLE VI.
               OBLIGATIONS OF PRINCETON II AND PHYSICIAN OWNERS
                                                                           16
      6.1.  Professional Services......................................... 16
      6.2.  Medical Practice.............................................. 16
      6.3.  Employment of Physician Employees............................. 16
      6.4.  Professional Dues and Education Expenses...................... 17
      6.5.  Professional Insurance Eligibility............................ 17
      6.6.  Events Excusing Performance................................... 17
      6.7.  Fees for Professional Services................................ 17
      6.8.  Peer Review................................................... 17
      6.9.  Princeton II Employee Benefit Plans........................... 18

                                 ARTICLE VII.
                     RESTRICTIVE COVENANTS AND ENFORCEMENT
                                                                           19
      7.1.  Exclusive Arrangement......................................... 19
      7.2.  Restrictive Covenants......................................... 20
            7.2.1.  By Current Physician Employees........................ 20
            7.2.2.  By Current and Future Physician Owners................ 20
            7.2.3.  Limitations on Restrictive Covenants.................. 21
      7.3.  Restrictive Covenants By Future Physician Employees........... 21
      7.4.  Rights of Company............................................. 21
      7.5.  Enforcement................................................... 21
      7.6.  Modification of Restrictive Covenants......................... 22

                                                                          Page
                                                                          ----

                                 ARTICLE VIII.
                            FINANCIAL ARRANGEMENTS
                                                                           22
      8.1.  Service Fees.................................................. 22
      8.2.  Payment of Service Fee........................................ 26
      8.3.  Purchase of Accounts Receivable............................... 26
      8.4.  Payment of Clinic Expenses.................................... 27

                                  ARTICLE IX.
                                    RECORDS
                                                                           28
      9.1.  Patient Records............................................... 28
      9.2.  Records Owned by Company...................................... 28
      9.3.  Access to Records............................................. 28
      9.4.  Government Access to Records.................................. 28

                                  ARTICLE X.
                            INSURANCE AND INDEMNITY
                                                                           29
      10.1. Insurance to be Maintained by Princeton II.................... 29
      10.2. Insurance to be Maintained by Company......................... 29
      10.3. Additional Insureds........................................... 29
      10.4. Indemnification............................................... 29

                                 ARTICLE XI.
                      TERM, TERMINATION AND RETIREMENT
                                                                           30
      11.1. Term of Agreement............................................. 30
      11.2. Extended Term................................................. 30
      11.3. Termination by Princeton II for Cause......................... 30
      11.4. Termination by Company for Cause.............................. 31
      11.5. Early Termination by Princeton II or Company Without
              Cause Upon Third (3rd) Anniversary of Agreement............. 32
      11.6. Consequences of Princeton II Termination...................... 33


      11.7. Closing of purchase by Princeton II and Effective Date of
              Termination................................................. 33
      11.8. Tail Policy................................................... 34
      11.9. Restrictions Applicable to Physician Owners................... 34
            11.9.1  Early Retirement...................................... 34
            11.9.2  Retirement............................................ 36
            11.9.3  Physician Owner Change in Practice/Group Affiliation
                    ...................................................... 36

                                                                          Page
                                                                          ----

            11.9.4  Death or Disability................................... 37

                                 ARTICLE XII.
                         DAMAGE AND LOSS; CONDEMNATION
                                                                           37
      12.1.  Use of Insurance Proceeds.................................... 37
      12.2.  Temporary Space.............................................. 37

                                 ARTICLE XIII.
                        REPRESENTATIONS AND WARRANTIES
                     OF PRINCETON II AND PHYSICIAN OWNERS
                                                                           37
      13.1.  Validity..................................................... 37
      13.2.  Litigation................................................... 38
      13.3.  Permits...................................................... 38
      13.4.  Authority.................................................... 38
      13.5.  Compliance with Applicable Law............................... 38
      13.6.  Health Care Compliance....................................... 39
      13.7.  Fraud and Abuse.............................................. 39
      13.8.  Princeton II Compliance...................................... 39
      13.9.  Rates and Reimbursement Policies............................. 40
      13.10. Accounts Receivable.......................................... 40
      13.11. Full Disclosure.............................................. 42
      13.12. Exhibits..................................................... 42

                                 ARTICLE XIV.
                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                                                                           43
      14.1.  Organization................................................. 43
      14.2.  Authority.................................................... 43
      14.3.  Absence of Litigation........................................ 43
      14.4.  Transactions with Affiliates................................. 43

                                  ARTICLE XV.
                COVENANTS OF PRINCETON II AND PHYSICIAN OWNERS
                                                                           43
      15.1.  Merger, Consolidation and Other Arrangements................. 43
      15.2.  Necessary Authorizations/Assignment of Licenses and Permit... 43


      15.3.  Transaction with Affiliates.................................. 44
      15.4.  Compliance with All Laws..................................... 44
      15.5.  Third-Party Payor Programs................................... 44

                                                                          Page
                                                                          ----

      15.6.  Change in Business or Credit and Collection Policy........... 44
      15.7.  Treatment of Accounts Receivable............................. 44
      15.8.  Security Interest............................................ 45

                                 ARTICLE XVI.
                              GENERAL PROVISIONS
                                                                           45
      16.1.  Assignment................................................... 45
      16.2.  Whole Agreement; Modification................................ 46
      16.3.  Notices...................................................... 46
      16.4.  Binding on Successors........................................ 47
      16.5.  Waiver of Provisions......................................... 47
      16.6.  Governing Law................................................ 47
      16.7.  No Practice of Medicine...................................... 47
      16.8.  Severability................................................. 47
      16.9.  Additional Documents......................................... 48
      16.10. Attorneys' Fees.............................................. 48
      16.11. Time is of the Essence....................................... 48
      16.12. Confidentiality.............................................. 48
      16.13. Contract Modifications for Prospective Legal Events.......... 48
      16.14. Remedies Cumulative.......................................... 48
      16.15. Language Construction........................................ 48
      16.16. No Obligation to Third Parties............................... 49
      16.17. Communications............................................... 49

      EXHIBIT 3.1 - LEASE AGREEMENT......................................3.1-1
      EXHIBIT 4.1 - POLICY BOARD GOVERNANCE RULES........................4.1-1
      EXHIBIT 6.9.1 - PRINCETON II PLAN................................6.9.1-1
      EXHIBIT 8.1.8(d) - EXCLUDED EXPENSES.........................8.1.8.(d)-1
      EXHIBIT 8.3.6 - ACCOUNTS RECEIVABLE COLLECTION..................8.3.6.-1
      EXHIBIT 11 - NON-COMPETITION........................................11-1

                               SERVICE AGREEMENT

      THIS SERVICE AGREEMENT ("Agreement") dated as of November 8, 1996, by and between SPECIALTY CARE NETWORK, INC., a Delaware corporation, SCN OF PRINCETON, INC., a New Jersey corporation, PRINCETON ORTHOPEDIC ASSOCIATES, II, P.A., a New Jersey professional association ("Princeton II") and MICHAEL N. JOLLEY, M.D., HARVEY E. SMIRES, M.D., ROBERT N. DUNN, M.D., JEFFREY S. ABRAMS, M.D., RICHARD


E. FLEMING, JR., M.D., W. THOMAS GUTOWSKI, M.D., STEVEN R. GECHA, M.D., C. ALEXANDER MOSKWA, JR., M.D., and DAVID M. SMITH, M.D. ("Physician Owner[s]"), citizens and residents of New Jersey.

                             W I T N E S S E T H:

      WHEREAS, Company is in the business of managing medical clinics and providing support services to and furnishing orthopedic care medical practices with the necessary equipment, personnel, supplies and support staff; and

      WHEREAS, Princeton II and Physician Owners desire to obtain the services of Company in performing such management functions so as to permit Princeton II and Physician Owners to devote Princeton II's and Physician Owners' efforts on a concentrated and continuous basis to the rendering of medical services to patients.

      NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                  ARTICLE I.

                          RELATIONSHIP OF THE PARTIES

      1.1. Independent Relationship. Princeton II, Physician Owners and Company intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Notwithstanding the authority granted to Company herein, Company, Princeton II, and Physician Owners agree that Princeton II and Physician Owners shall retain all authority to direct the medical, professional, and ethical aspects of Princeton II's and Physician Owners' medical practice including but not limited to the admission of new patients and providing care to indigent patients. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party.

      1.2. Responsibilities of the Parties. As more specifically set forth herein, Company shall provide Princeton II with offices and facilities, equipment, supplies, certain support personnel, management and financial advisory services for its medical and physical therapy practices. As more specifically set forth herein, Princeton II shall be responsible for the recruitment and hiring of physicians and all issues related to the professional practice of medicine, medical practice patterns and documentation thereof. Notwithstanding anything herein to the contrary, no "designated health service," as defined in 42 U.S.C. ss. 1395nn, including any amendments or successors thereto, shall be provided by Company under this Agreement.

      1.3. Princeton II Matters. Matters involving the internal agreements and finances of Princeton II, including the disposition of professional fee income, tax planning, and investment planning (and expenses relating solely to these internal business matters) shall remain the sole responsibility of Princeton II.

      1.4. Patient Referrals. The parties agree that the benefits to Princeton II and Physician Owners hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by Company to any of Princeton II's patients in any facility operated by Company.

      1.5. Professional Judgment. Each of the parties acknowledges and agrees that the terms and conditions of this Agreement pertain to and control the business and financial relationship between and among the parties but do not pertain to and do not control the professional and clinical relationship between and among Princeton II, Physician Employees, Princeton II Employees, and Princeton II's patients. Nothing in this Agreement shall be construed to alter or in any way affect the legal, ethical, and professional relationship between and among Princeton II, Physician Owners, Physician Employees, and Princeton II's patients, nor shall anything contained in this Agreement abrogate any right, privilege, or obligation arising out of or applicable to the physician-patient relationship.

      1.6. Conduct of Professional Medical Practice. Notwithstanding any other statement contained in this Agreement to the contrary, both Princeton II and Company understand and agree that:

      (1) Princeton II will have complete and exclusive control with respect to the provision of professional medical services, the supervision of its Physician Employees and Technical Employees and with respect to all medical decisions, such as the administration of patient care, and such other decisions as may be required by Applicable Law;

      (2) Princeton II is solely responsible for determining the salaries or other compensation to be paid to its Physician Employees;

      (3) Princeton II, through its physicians, shall be responsible for assuring that quality control and assurance mechanisms required by Applicable Law shall be implemented and observed by the practice. These physicians shall assure that an appropriate licensed health care professional determines and carries out all of the following services and medical care policies:

            (a) Review and approval of the hiring of Physician Employees and timely demand for and verification of current licensing credentials and any other educational credentials required by Applicable Law;

            (b) Medical policies;

            (c) Cleanliness of Office Locations;

            (d) Maintenance, registration and inspection of professional equipment as necessary;

            (e) Standards for record keeping as to patient medical records, billing records and such other records as may be required by law or rule, including controlled dangerous substance inventories, as applicable;

            (f) Security, including drug storage, prescription pad control, confidentiality of patient records;

            (g) Periodic audit of patient records and of professional services to assure quality professional care on the premises;

            (h) Responsibility for the professional propriety of billing, including retention of sole discretion regarding establishment of patient fees and modification or waiver thereof in an individual case;

            (i) Responsibility for the professional propriety of advertising or other representations including disclosure of financial interest in health care services offered to the public;

            (j) Preparation and maintenance of a written list of current fees for standard services, which list shall be available to patients on request; and

            (k) Posting a conspicuous notice in the waiting room that professional fee information is available to patients on request.

                                  ARTICLE II.

                                  DEFINITIONS

      2.1. Definitions. For the purpose of this Agreement, the following definitions shall apply:

      "Account Debtor" means an account debtor or any other Person obligated in respect of an Account Receivable.

      "Accounts Receivable" means, with respect to Princeton II, all accounts and any and all rights to payment of money or other forms of consideration of any kind now owned or hereafter acquired (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles or otherwise) for goods sold or leased or for services rendered by Princeton II, including, but not limited to, accounts receivable, proceeds of any letters of credit naming Princeton II as beneficiary, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any other Person; provided that, cash, checks and credit card purchases are not included in the definition of Accounts Receivable.

      "Affiliate" means, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director, officer or partner of such Person or any Subsidiary of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to (a) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (b) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

      "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations, ordinances and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators, and shall include, without limitation, Health Care Law.

      "Assigned Lease" shall have the meaning as defined in Section 3.1.

      "Base Service Fee" shall equal [xxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxx] per year, payable in monthly payments of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx].

      "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Services.

      "Change in Control" shall mean any transaction pursuant to which Company
(a) consummates the sale of substantially all of the assets of Company to an entity which is publicly traded in exchange for voting stock in such publicly traded entity or (b) merges with a publicly traded corporation, entity or corporation or entity controlled by a publicly traded corporation or entity in a transaction where unrelated persons own at least fifty-one percent (51%) of the issued and outstanding securities of the surviving entity or corporation controlling the merged entity.

      "Clinic Expenses" shall have the meaning as defined in Section 8.1.3.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company" shall mean collectively Specialty Care Network, Inc., a Delaware corporation, together with its successors and assigns and its wholly-owned subsidiary, SCN of Princeton, Inc., together with its successors and assigns.

      "Company Expenses" shall have the meaning as defined in Section 8.1.7.

      "Designated Leased Employees" shall have the meaning as defined in Section 6.9.1.

      "Direct Lease" shall have the meaning as defined in Section 3.1.

      "Disabled" or "Disability" shall mean that a Physician suffers from a mental or physical condition resulting in such Physician Employee's inability to perform the essential functions of his job as required by Section 6.1.1 (and as may be described with greater specificity in written job descriptions prepared and maintained by Princeton II and approved by the Policy Board) without significant risk to the health or safety of others, even with such reasonable accommodation as may be available under the circumstances, and the Policy Board may reasonably anticipate that such Physician Employee will remain disabled for at least two years following the commencement of such disability.

      "Exchange" shall mean the acquisition of Princeton Orthopaedic Associates, P.A. ("Princeton") pursuant to the Exchange Agreement.

      "Exchange Agreement" means that certain Stock Exchange Agreement, dated October 21, 1996 by and between Company and Physician Owners.

      "Exchange A/R" means the accounts receivable acquired from Princeton by Company pursuant to the Exchange Agreement.

      "Excluded Expenses" shall have the meaning as defined in Section 8.1.8.

      "GAAP" shall mean generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession. For purposes of this Agreement, GAAP shall be applied in a manner consistent with the historic practices used by Company or Princeton II as applicable.

      "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, board, body, agency, bureau or entity or any arbitrator with authority to bind a party at law.

      "Governmental Receivables" means an Account Receivable of Princeton II which (i) arises in the ordinary course of business of Princeton II, (ii) has as its Third-Party Payor the United States of America or any state or any agency or instrumentality of the United States of America or any state which makes any payments with respect to Medicare or Medicaid or with respect to any other program (including CHAMPUS) established by federal or state law, and (iii) is required by federal or state law to be paid or to be made to Princeton II as a healthcare provider. Governmental Receivables shall not, however, refer to amounts payable by private insurers under contract to provide benefits under the Federal Employee Health Benefit Program.

      "Governmental Rules and Regulations" shall have the meaning as defined in
Section 13.7.

      "Health Care Law" means any Applicable Law regulating the acquisition, construction, operation, maintenance or management of a health care practice, facility, provider or payor, including without limitation, 42 U.S.C. ss.1395nn and 42 U.S.C. ss. 1320a-7b.

      "Lease" shall mean the Assigned Lease, Direct Leases, and the New Leases, including all amendments thereto, described in Section 3.1 hereof.

      "Leased Premises" shall mean the real property described in the Lease.

      "Lender" shall have the meaning as defined in Section 7.2.

      "Main Office" shall mean the Leased Premises and all equipment and facilities owned or operated by Company and utilized by Princeton II or any of its employees within said Leased Premises.

      "Medicaid" means any state program pursuant to which health care providers are paid or reimbursed for care given or goods afforded to indigent persons and administered pursuant to a plan approved by the Health Care Financing Administration under Title XIX of the Social Security Act.

      "Medicare" means any medical program established under Title XVIII of the Social Security Act and administered by the Health Care Financing
Administration.

      "Necessary Authorizations" means with respect to Princeton II, all certificates of need, authorization, certifications, consents, approvals, permits, licenses, notices, accreditations and exemptions, filings and registrations, and reports required by Applicable Law, including, without limitation, Health Care Law, which are required, necessary or reasonably useful to the lawful ownership and operation of Princeton II's business.

      "New Lease" shall have the meaning as defined in Section 3.1.

      "Office Locations" shall have the meaning as defined in Section 3.1.

      "Person" shall mean an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof including, without limitation, Third-Party Payors.

      "Physician Employees" shall mean the term as defined in Section 8.1.6.

      "Physician Extender Employees" shall mean the term as defined in Section 8.1.5.

      "Physician Owners" shall mean those Physician Employees who own an interest, directly or indirectly, in the equity of Princeton II.

      "Plans" shall have the meaning as defined in Section 6.9.1.

      "Policy Board" shall mean a board established pursuant to Section 4.1.

      "Practice Net Revenue" shall mean the term as defined in Section 8.1.1.

      "Practice Offices" shall mean (i) the Main Office and (ii) all of the Satellite Offices.

      "Professional Services Revenues" shall mean the term as defined in Section 8.1.2.

      "Purchase Price" shall mean the term as defined in Section 8.3.2.

      "Purchased A/R" means, with respect to Princeton II, the Accounts Receivable purchased pursuant to Section 8.3 of this Agreement.

      "Princeton II Operating Account" shall mean that certain operating account established by Princeton II at a bank selected by Princeton II in Princeton II's sole discretion as more fully described in Section 5.11.

      "Princeton II Plan" shall mean the term as defined in Section 6.9.1.

      "Satellite Offices" shall mean each location at which one or more of Princeton II's employees provide services as described on Exhibit 3.1 and all equipment and facilities owned or operated by Company and utilized by any of said persons at such location.

      "Settlement Date" shall mean the term as defined in Section 8.3.3.

      "Service Agreement" means this Agreement.

      "Subsidiary" means a Person of which an aggregate of 51% or more of the voting stock of any class or classes or 51% or more of other voting or equity interests is owned of record or beneficially by another Person, or by one or more Subsidiaries of such Person.

      "Substitute Physician(s)" shall mean the term as defined in Section 11.9.1(b).

      "Technical Employees" shall mean the term as defined in Section 8.1.4.

      "Third-Party Payors" means each Person which makes payment under a Third-Party Payor Program, and each Person which administers a Third-Party Payor Program.

      "Third-Party Payor Programs" means Medicare, Medicaid, CHAMPUS, insurance provided by Blue Cross and/or Blue Shield, managed care plans, and any other private health care insurance programs and employee assistance programs as well as any future similar programs.

                                 ARTICLE III.

                  PRACTICE OFFICES TO BE PROVIDED BY COMPANY

      3.1. Practice Offices. (a) Company has received a leasehold interest in certain offices and locations which comprise the Practice location ("Main Office") and/or satellite offices ("Satellite Offices") as identified on Exhibit
3.1 (collectively the "Office Locations") through (i) an assignment of any existing leases on said Office Locations (the "Assigned Leases") or (ii) entering into a new lease with respect to one or more of the Office Locations (the "Direct Leases") with a copy of the Assigned Leases and Direct Leases attached hereto as Exhibit 3.1.

      (b) Company agrees to provide offices and facilities at the Office Locations (or at comparable facilities on the termination of the Assigned Leases or Direct Leases) to Princeton II. Such facilities shall include all personal property necessary to operate the facility. If any Assigned Leases or Direct Leases are terminated by their terms, Company shall enter into a lease of a new facility comparable to the Office Location whose lease is terminated (the "New Lease") with the consent of the Policy Board. Company shall not enter into a lease for a new Main Office or Satellite Office for Princeton II without the approval of the Policy Board.

      (c) Princeton II agrees to comply with all terms and provisions of the Assigned Leases, Direct Leases and New Leases.

      3.2. Use of Practice Offices. Princeton II shall not use or occupy the Main Office or Satellite Offices for any purpose which is prohibited by the Assigned Leases, Direct Leases or New Leases, by this Agreement or which is directly or indirectly forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property, or which would increase the fire and extending coverage insurance rate in any Practice Office or contents.

                                  ARTICLE IV.

                          DUTIES OF THE POLICY BOARD

      4.1. Formation and Operation of the Policy Board. The parties shall establish a Policy Board which shall be responsible for developing management and administrative policies for the overall operation of any Practice Office. The Policy Board shall consist of six (6) members. Company shall designate, in its sole discretion, three (3) members of the Policy Board. Princeton II shall designate, in Princeton II's sole discretion, three (3) members of the Policy Board. Any matter decided by a majority of the members of the Policy Board shall constitute the decision of the Policy Board with respect to the matter.

      4.2. Duties and Responsibilities of the Policy Board. The Policy Board shall have the following duties and obligations:

      4.2.1. Capital Improvements and Expansion. The Policy Board shall review all requests by Princeton II for any renovations, capital improvements, expansions and new equipment purchases or leases. The Policy Board shall determine whether such expenditures are appropriate based upon economic feasibility, physician support, productivity, market conditions, and the annual budget formulated pursuant to this Agreement. If the Policy Board determines that the acquisition of additional equipment or facilities is appropriate, then Company shall use its best efforts to arrange for the financing and acquisition of the property. Governance issues affecting the Policy Board shall be addressed in accordance with the rules set forth in Exhibit 4.1.

      4.2.2. Annual Budgets. All annual capital and operating budgets prepared by Company in accordance with Section 5.2 of this Agreement, shall be subject to the review of the Policy Board.

      4.2.3. Marketing. All advertising and other marketing of the services performed at any Practice Office shall be subject to the prior review and approval of the Policy Board.

      4.2.4. Patient Fees; Collection Policies. As a part of the annual operating budget in consultation with Princeton II and Company, to the extent allowed by Applicable Law, the Policy Board shall review and advise Princeton II as to an appropriate fee schedule for all physician and ancillary services rendered by Princeton II, which fee schedule shall ultimately be determined by Princeton II in Princeton II's sole discretion. In addition, the Policy Board shall approve the credit collection policies of Princeton II.

      4.2.5. Princeton II and Payor Relationships. Decisions regarding the establishment or maintenance of relationships with institutional health care providers and payors, or with parties under arrangements for setting up new Satellite Offices of Princeton II in the future, shall be made by the Policy Board in consultation with Princeton II.

      4.2.6. Strategic Planning. The Policy Board shall develop long-term strategic planning objectives.

      4.2.7. Capital Expenditures. The Policy Board shall determine the priority of major capital expenditures including the procurement of any new or additional office space for Practice Offices.

      4.2.8. Restrictive Covenants for Physician. The approval of the Policy Board shall be required for any variations to the restrictive covenants prescribed for any physician employment contract as set forth in Article VII or
Exhibit 11 of this Agreement.

      4.2.9. Grievance Referrals. The Policy Board shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by the Physician Employees.

                                  ARTICLE V.

               ADMINISTRATIVE SERVICES TO BE PROVIDED BY COMPANY

      5.1. Performance of Management Functions. Company shall use its best efforts to manage the day-to-day operations of the Main Practice Office and any Satellite Offices in a business-like manner. Company shall provide or arrange for the services set forth in this Article V, the cost of all of which shall be included in Clinic Expenses. Subject to Section 1.6, Company is hereby expressly authorized to perform its services hereunder in whatever manner it deems reasonably appropriate to meet the day-to-day requirements of Practice Office operations in accordance with the general standards approved by the Policy Board and to maintain the lease agreements for each of the Practice Offices, including, without limitation, performance of some of the business office functions at locations other than the Main Practice Office. Princeton II will not act in a manner which would prevent Company from efficiently managing the day-to-day operations of the Main Practice Office and maintaining the operations of the Satellite Offices in a business-like manner.

      5.2. Financial Planning and Goals. Subject to Section 4.2.2. of this Agreement, Company shall prepare annual capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, and sources and uses of capital for growth in Princeton II's practice and medical services rendered at the Practice Office. Said budgets shall reflect amounts, if any, allocated for capital purchases, improvements, expansion and any new leasing arrangements. Thereafter, but no later than thirty (30) days prior to the end of the fiscal year, the Policy Board and the Company shall agree upon a budget for the upcoming fiscal year. The budget, as described in Section 4.2.2., shall be binding upon Company and Princeton II. Company shall consult with Princeton II and the Policy Board in the preparation of all budgets. Company and Princeton II acknowledge and agree that once a budget has been approved, neither Company nor Princeton II shall make expenditures or incur expenses in excess of budgeted amounts without the prior approval of the Policy Board.

      5.3. Audits and Financial Statements. Company shall prepare annual financial statements for the operations of Princeton II and, in its sole discretion, may cause the financial statements to be audited by a certified public accountant selected by Company. Princeton II shall cooperate fully in such audit. The cost of such audit shall be included in Clinic Expenses. If Company elects to have the financial statements audited by a certified public accountant with a big six accounting firm, the resulting audited financial statements shall be binding on Princeton II and Company. If Company elects not to have Princeton II's financial statements so audited, Princeton II shall have the option to obtain such an audit, by a certified public accountant with a mutually acceptable accounting firm. Company shall fully cooperate in such audit. The cost of such audit shall be included in Clinic Expenses. In such event, Company and Princeton II shall be bound by the resulting audited financial statements. All parties shall be entitled to copies of any information provided to or by the auditors by or to any party. Additionally, Company shall prepare monthly unaudited financial statements containing a balance sheet and statements of income from Practice Office operations, which shall be delivered to Princeton II within thirty (30) business days after the close of each calendar month.

      5.4. Inventory and Supplies. Except as limited by Section 5.11, Company shall order and purchase inventory and supplies and such other ordinary, necessary or appropriate materials which Company shall deem to be necessary in the operation of the Practice Offices and which are requested by Princeton II and are within the budget for the applicable fiscal period. Company shall not purchase inventory, goods or supplies from any Affiliate of Company without approval of the Policy Board and after full disclosure of all terms to the Policy Board.

      5.5. Management Services and Administration.

      5.5.1. Princeton II hereby appoints Company as Princeton II's sole and exclusive manager and administrator of all day-to-day business functions. Princeton II agrees that the purpose and intent of this Agreement is to relieve Princeton II and Physician Employees to the maximum extent possible of the administrative, accounting, personnel and business aspects of their practice, with Company assuming responsibility and being given all necessary authority to perform these functions. Company agrees that Princeton II and only Princeton II will perform the medical functions of Princeton II's practice. Company will have no authority, directly or indirectly, to perform, and will not perform, any medical function. Company may, however, advise Princeton II as to the relationship between Princeton II's performance of medical functions and the overall administrative and business functioning of Princeton II's practice. To the extent that a Company employee assists Physician Employees in performing medical functions, such employees shall be subject to the professional direction and supervision of Physician Employees and in the performance of such medical functions shall not be subject to any direction or control by, or liability to, Company, except as may be specifically authorized by Company.

      5.5.2. Company shall, on behalf of Princeton II, bill patients and collect the professional fees for medical services rendered by Princeton II or any Physician Employee, regardless of when or where such services are rendered. All billings for Physician Employee's services shall be made in the name of and under the provider number of Princeton II. Princeton II hereby appoints Company to be Princeton II's true and lawful attorney-in-fact, for the following purposes:
(i) to bill patients in Princeton II's name and on Princeton II's behalf; (ii) to collect Accounts Receivable resulting from such billing in Princeton II's name and on Princeton II's behalf; (iii) to receive payments from insurance companies, prepayments from health care plans, and all other Third-Party Payors;
(iv) to take possession of and endorse in the name of Princeton II (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of Accounts Receivable; and
(v) to initiate legal proceedings in the name of Princeton II to collect any accounts and monies owed to Princeton II or any Physician Employee, to enforce the rights of Princeton II as creditors under any contract or in connection with the rendering of any service, and to contest adjustments and denials by any Governmental Authority (or its fiscal intermediaries) as Third-Party Payors. Except for cash proceeds from the collection of Accounts Receivable purchased from Princeton II by Company, Company shall deposit any cash receipts collected on behalf of Princeton II into the Princeton II Operating Account described in
Section 5.11.

      5.5.3. Company shall design, supervise and maintain possession of all files and records relating to the operation of Princeton II, including but not limited to accounting, billing, patient medical records, and collection records. While the Company shall maintain custody, patient medical records shall at all times be and remain the property of Princeton II and shall be located at the Practice Offices so that they are readily accessible for patient care. The Physician Employees shall have the obligation to oversee the preparation and maintenance of patient medical records, and to provide such medical information as shall be necessary and appropriate to the records' clinical function and to sustain and ensure the availability of Third-Party Payor reimbursement for services rendered. The management of all files and records shall comply with applicable state and federal statutes. Company shall use its best efforts to preserve the confidentiality of patient medical records and use information contained in such records only as permitted by law, to the extent necessary to perform the services set forth herein.

      5.5.4. Company shall supply to Princeton II necessary clerical, accounting, bookkeeping and computer services, printing, postage and duplication services, medical transcribing services and any other ordinary, necessary or appropriate service for the operation of the Practice Offices.

      5.5.5. Subject to the overall guidance of the Policy Board, Company shall design and implement an adequate and appropriate public relations program on behalf of Princeton II, with appropriate emphasis on public awareness of the availability of services at the Practice Offices. The public relations program shall be conducted in compliance with Applicable Law and regulations governing advertising by the medical profession and applicable canons of principles of professional ethics of Princeton II and Physician Employees of Princeton II.

      5.5.6. Company shall provide the data necessary for Princeton II to prepare Princeton II's annual income tax returns. Company shall have no responsibility for the preparation of Princeton II's federal or state income tax returns or the payment of such income taxes. Company shall prepare or cause to be prepared on Princeton II's behalf, necessary employment tax returns. Princeton II shall be obligated to pay any taxes due on such employment tax returns with respect to the Physician Owners.

      5.5.7. Company shall assist Princeton II in recruiting additional physicians, carrying out such administrative functions as may be appropriate, such as advertising for and identifying potential candidates, obtaining credentials, and arranging interviews; provided, however, Princeton II shall interview and make the ultimate decision as to the suitability of any physician to become associated with Princeton II. All physicians recruited by Company and accepted by Princeton II shall be the sole employees of Princeton II, to the extent such physicians are hired as employees.

      5.5.8. Company shall negotiate managed care contracts on behalf of Princeton II and shall administer all managed care contracts in which Princeton II participates.

      5.5.9. Company shall arrange for legal and accounting services related to operations of the Practice Offices and Physician Employee's practice at the Practice Offices incurred traditionally in the ordinary course of business, including the cost of enforcing any contract with a Physician Employee containing restrictive covenants, provided such services shall be approved in advance by the Policy Board. Notwithstanding the foregoing, Princeton II shall have the authority to arrange for legal and accounting services relating to matters other than day-to-day management of Princeton II; such other matters including but not limited to issues relating to Princeton II governance issues, compensation of Physician Owners, and issues which arise between Princeton II and Company.

      5.5.10. Company shall provide for the proper cleanliness of the premises, and maintenance and cleanliness of the equipment, furniture and furnishings located upon such premises.

      5.5.11. Upon receipt of dues, statements or license notices from the Physician Employees, Company shall make payment for the cost of professional licensure fees and board certification fees of physicians associated with Princeton II.

      5.5.12. Company shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 10.1.

      5.6. Personnel. Company shall provide Physician Extender Employees and other non-physician professional support (administrative personnel, clerical, secretarial, bookkeeping and collection personnel) reasonably necessary for the conduct of the operations at the Practice Offices. Company shall determine and cause to be paid the salaries and fringe benefits of all such personnel. Such personnel shall be employees of Company, with those personnel performing patient care services subject to the professional direction and supervision of Physician Employees. If Princeton II is dissatisfied with the services of any person, Princeton II shall consult with Company. Company shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. Company shall not unreasonably refrain from terminating any such employee which Princeton II requests terminated. All of Company's obligations regarding staff shall be governed by the overriding principle and goal of providing quality medical care. Employee assignments shall be made to assure consistent and continued rendering of quality medical support services and to ensure prompt availability and accessibility of individual medical support staff to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support staff. Company shall not unreasonably refrain from making employee assignments as requested by Princeton II. If Princeton II disagrees with an assignment, Princeton II may appeal such assignment to the Policy Board. Company shall maintain established working relationships wherever possible and Company shall make every effort consistent with sound business practices to honor the specific requests of Princeton II with regard to the assignment of Company's employees. Notwithstanding any other provision of this Agreement to the contrary, Company and Princeton II acknowledge and agree that Company shall not employ any individual who provides billable procedures.

      5.7. Events Excusing Performance. Company shall not be liable to Princeton II or Physician Owners for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Company has no control for so long as such events continue, and for a reasonable period of time thereafter.

      5.8. Compliance with Law and Business Standards. Company shall comply with Applicable Law, including without limitation, Health Care Law, including without limitation, federal, state, and local laws and regulations affecting billing and reimbursement, referrals, patient privacy and confidentiality, and management of hazardous materials and infectious waste. Company shall discharge its obligations under this Agreement consistent with applicable business and industry standards and practices.

      5.9. Quality Assurance. Company shall assist Princeton II in fulfilling Princeton II's obligations to patients to maintain professionally recognized quality of medical and professional services.

      5.10. New Medical Services and Additional Practice Offices. Except as provided below, if Princeton II desires to have a new medical service provided at any of the Practice Offices or desires to establish a new clinic, a proposal of such service or the establishment of such new clinic shall be submitted to the Policy Board. Should the Policy Board approve the expansion of service or the establishment of such new clinic, Company, at its option, shall have the exclusive right to provide services necessary to support Princeton II in Princeton II's delivery of such new medical services at the Practice Office or new clinic, as applicable; provided, however, if the type of service is an ancillary service that would be improper under any rules, regulations or laws for Company to offer to Princeton II patients, then Company shall not have the option to provide such service. Should Company decline to provide the necessary support service for the new service or new clinic, Princeton II shall be entitled to perform such service at Princeton II's own expense and the revenues therefrom shall not be included in the calculation of Company's service fees under Article VIII of this Agreement; provided, however, that Company shall have the option to assume performance of the necessary support services for providing such new service or new clinic by buying out Princeton II's investment in the service at Princeton II's Book Value at anytime within eighteen (18) months of the date such new service is first provided, which Book Value shall be based on the price of the assets purchased by Princeton II less depreciation accrued to the date of acquisition of such service by Company, as determined under GAAP. Notwithstanding any other provision of this Agreement to the contrary, Company and Princeton II acknowledge and agree that Princeton II or its Affiliates shall have the right to develop, own and operate ambulatory surgery centers and Company shall not have the right to limit Princeton II's authority or rights to continue developing, operating or owning such ambulatory surgery centers.

      5.11. Collection of Certain Patient Receipts and Payment of Clinic Expenses. Princeton II agrees to establish and maintain a bank account, which shall be referred to as the Princeton II Operating Account, for the purpose of
(a) depositing proceeds from the sale of Princeton II's Accounts Receivable pursuant to Section 8.3 and (b) paying (i) any Service Fees owed pursuant to
Article VIII of this Agreement, (ii) expenses which are solely the obligation of Princeton II (Excluded Expenses), and (iii) compensation or distributions to Physician Owners , and the distributions shall be made in that order of payment. Princeton II shall designate a Company employee as a signatory on the Princeton II Operating Account. After the payment of any Service Fees owed pursuant to
Article VIII of this Agreement, and expenses which are solely the obligation of Princeton II, Princeton II may withdraw amounts for distributions to Physician Owners.

      5.12. Other Princeton II Accounts. Princeton II shall have the right to open or create bank accounts in addition to the Princeton II Operating Account described in Section 5.11 of this Agreement.

                                  ARTICLE VI.

               OBLIGATIONS OF PRINCETON II AND PHYSICIAN OWNERS

      6.1. Professional Services.

      6.1.1. Princeton II, its Physician Owners and Physician Employees shall provide professional services to patients.

      6.1.2. Princeton II, its Physician Owners and Physician Employees shall provide the professional services to patients described in Section 6.1.1 above in compliance at all times with ethical standards, laws and regulations applying to Princeton II's professional practice. Princeton II shall also make all reports and inquiries to the National Practitioners Data Bank and/or any state data bank required by Applicable Law. Princeton II shall use its best efforts to ensure that each Physician Employee and Technical Employee associated with Princeton II who provides medical care to patients of Princeton II is licensed by the state or states in which he or she renders professional services. If any disciplinary or medical malpractice action is initiated against any such individual, Princeton II shall immediately provide Company with copies of any third-party documents (not otherwise privileged) served on Princeton II or letters delivered to Princeton II. Such information shall be deemed confidential information and shall, notwithstanding such disclosure, remain subject to all privileges and immunities provided by Applicable Law. Company shall take all steps reasonably necessary to assure that such privileges and immunities remain intact. Princeton II shall carry out a program to monitor the quality of medical care practiced at the Practice Offices to promote a high quality medical care.

      6.2. Medical Practice. Princeton II shall use and occupy the Practice Offices exclusively for the practice of medicine and shall comply with all Applicable Law and standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Main Office shall be conducted solely by physicians or medical practitioner associated with Princeton II, and no other physician or medical practitioner shall be permitted to use or occupy the Main Office without the prior written consent of Company.

      6.3. Employment of Physician Employees. Princeton II shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of Physician Employees, although at the request of Princeton II, Company shall consult with Princeton II respecting such matters. Princeton II shall be responsible, subject to Section 8.4, for the payment of such Physician Employees' salaries and wages, payroll taxes, Physician Employee benefits and all other taxes and charges now or hereafter applicable to them. With respect to physicians, Princeton II shall only employ and contract with licensed physicians meeting applicable credentialing guidelines established by Princeton II.

      6.4. Professional Dues and Education Expenses. Except to the extent provided in Section 8.1.3(k), Physician Owners shall be solely responsible for the cost of membership in professional associations and the cost of continuing professional education. Princeton II shall ensure that each Physician Employee participates in such continuing medical education as is necessary for such physician to remain licensed.

      6.5. Professional Insurance Eligibility. Princeton II shall cooperate in the obtaining and retaining of professional liability insurance by assuring that all Physician Employees are insurable and participating in an on-going risk management program.

      6.6. Events Excusing Performance. Princeton II and Physician Owners shall not be liable to Company for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which Princeton II has no control for so long as such events continue, and for a reasonable period of time thereafter.

      6.7. Fees for Professional Services. Princeton II shall be solely responsible for legal, accounting and other professional services fees (Excluded Expenses) incurred by Princeton II, except as otherwise determined by the Policy Board.

      6.8. Peer Review. Princeton II agrees to cooperate with Company in establishing a system of peer review within and among the provider practices as necessary to obtain provider contracts.

In connection therewith, Princeton II agrees to assist in the formulation of provider guidelines for each treatment or surgical modality, and agrees to abide by said guidelines, and further agrees to submit to periodic reviews by a third party to monitor compliance with said guidelines. Princeton II acknowledges that the establishment of provider guidelines may be necessary to obtain PPO, HMO, IPA and other similar provider contracts, both private and government funded. To the extent that said provider guidelines must be filed or registered with any Third-Party Payor, Princeton II agrees to cooperate with Company in making such filings or registrations. It is agreed and acknowledged that all such peer review guidelines shall be established and monitored by medical personnel on the staff of Princeton II and other practices that are part of the peer review process, and shall not be promulgated, established or enforced independently by Company. To the extent possible, all information obtained through the peer review process shall remain confidential and the parties shall take all steps reasonably necessary to assure that all privileges and immunities provided by Applicable Law remain intact.

      6.9. Princeton II Employee Benefit Plans.

      6.9.1. Effective as of the date of the closing under the Exchange Agreement, Princeton II shall amend the tax-qualified retirement plan(s) described on Exhibit 6.9.1 (the "Princeton II Plan") to provide that employees of Company who are classified as "leased employees" (as defined in Code Section 414(n)) of Princeton II shall be treated as Princeton II employees for purposes described in Code Section 414(n)(3). Not less often than annually, Princeton II and Company shall agree upon and identify in writing those individuals to be classified as leased employees of Princeton II (the "Designated Leased Employees"). Princeton II and Company shall establish mutually agreeable procedures with respect to the participation of Designated Leased Employees in the Princeton II Plan. Such procedures shall be designed to avoid the tax disqualification of the Princeton II Plan, similar plans of practices similarly situated, (collectively, the "Plans").

      6.9.2. If the Policy Board determines that the relationship between Company and Princeton II (and other practices similarly situated) constitutes an "affiliated service group" (as defined in Code Section 414(m)), Company and Princeton II shall take such actions as may be necessary to avoid the tax disqualification of the Plans. Such actions may include the amendment, freeze, termination or merger of the Princeton II Plan.

      6.9.3. The Plans described on Exhibit 6.9.1 attached hereto are approved by Company. Princeton II shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") without the consent of Company. In addition, Princeton II shall not offer any retirement benefits or make any material retirement payments other than under the Princeton II Plan to any stockholder of Princeton II without the express written consent of Company. Except as otherwise required by law, Princeton II shall not materially amend, freeze, terminate or merge the Princeton II Plan without the express written consent of Company. In the event of either of the foregoing, Company's consent shall not be withheld if such action would not jeopardize the qualification of any of the Plans. Princeton II agrees to make such changes to the Princeton II Plan, including the amendment freeze, termination or merger of the

Princeton II Plan, as may be approved by the Policy Board and Company but only if such changes are necessary to prevent the disqualification of any of the Plans.

      6.9.4. Expenses incurred in connection with the Princeton II Plan or other Princeton II employee benefit plans, including, without limitation, the compensation of counsel, accountants, corporate trustees, and other agents shall be included in Clinic Expenses.

      6.9.5. The contribution and administration expenses for the Designated Leased Employees shall be included in Princeton II's operating budget. Princeton II and Company shall not make employee benefit plan contributions or payments to Princeton II for their respective employees in excess of such budgeted amounts unless required by law or the terms of the Princeton II Plan. Company shall make contributions or payments with respect to the Princeton II Plan or other Princeton II employee benefit plans, as a Clinic Expense, on behalf of eligible Designated Leased Employees, and other eligible Princeton II employees. In the event a Princeton II Plan or other Princeton II employee benefit plan is terminated, Company shall be responsible, as a Clinic Expense, for any funding liabilities related to eligible Designated Leased Employees; provided, however, Company shall only be responsible for the funding of any liability accruing after the date of the Exchange Agreement.

      6.9.6. Company shall have the sole and exclusive authority to adopt, amend or terminate any employee benefit plan for the benefit of its employees, regardless of whether such employees are Designated Leased Employees, unless such actions would require the amendment, freeze or termination of the Princeton II Plan to avoid disqualification of the Princeton II Plan, in which case any such action would be subject to the express prior written consent of the Policy Board. Company shall have the sole and exclusive authority to appoint the trustee, custodian and administrator of any such plan.

      6.9.7. In the event that any "employee welfare benefit plan" (as defined in ERISA Section 3(l)) maintained or sponsored by Princeton II must be amended, terminated, modified or changed as a result of Princeton II or Company being deemed to be a part of an affiliated service group, the Policy Board will replace such plan or plans with a plan or plans that provides those benefits approved by the Policy Board. It shall be the goal of the Policy Board in such event to provide substantially similar or comparable benefits if the same can be provided at a substantially similar cost to the replaced plan.

                                 ARTICLE VII.

                     RESTRICTIVE COVENANTS AND ENFORCEMENT

      The parties recognize that the services to be provided by Company shall be feasible only if Princeton II operates an active medical practice to which both Princeton II and the physicians associated with Princeton II devote their full time and attention. To that end:

      7.1. Exclusive Arrangement. During the term of this Agreement, Company shall be Princeton II's and Physician Owners' sole provider of the management services described in this Agreement and neither Princeton II, Physician Owners nor any of Princeton II's or Physician Owners' employees shall provide such management services during the term of this Agreement. Princeton II and the Physician Owners agree that during the term of this Agreement, neither Princeton II nor Physician Owners will enter into any similar agreements with any physician practice management company or entity. The foregoing restriction shall not prevent the Physician Owners from entering into separate management agreements for any ambulatory surgery centers in which they own an interest. Princeton II and the Physician Owners further agree that during the term of this Agreement, they will not engage, directly or indirectly, as a principal owner, shareholder (other than a holder of fewer than 5% of the outstanding shares of a publicly-traded company), partner, joint venturer, agent, equity owner, or in any other capacity whatsoever, in any corporation, partnership, joint venture, or other business association or entity that provides management services of the nature provided by Company pursuant to this Agreement, within Mercer County, New Jersey or contiguous counties or any location within seventy-five (75) miles of the Main Office or any future facility that replaces the Main Office (wherever located) or any Satellite Office utilized by Princeton II at any time during the term of this Agreement.

      7.2. Restrictive Covenants.

      7.2.1. By Current Physician Employees. Princeton II shall obtain and enforce formal agreements from current Physician Employees, other than Technical Employees, pursuant to which the Physician Employees agree not to establish, operate or provide physician services at any medical office, clinic or diagnostic facility providing services substantially similar to those provided by Princeton II, except on Princeton II's behalf, within Mercer County, New Jersey or contiguous counties or any location within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of the Main Office or any future facility that replaces the Main Office (wherever located at such time) or any Satellite Office at the time of termination of employment with Princeton II and for a period of twenty-four
(24) months after any termination of employment with Princeton II. Such agreements shall be a condition to employment and shall be in a form satisfactory to Company and shall provide that Company is a third-party beneficiary to such agreements and that such third-party beneficiary rights may be assigned to Company's lender ("Lender"). This Section 7.2 shall relate solely to Physician Employees who are not also Physician Owners.

      7.2.2. By Current and Future Physician Owners. On the earlier of one hundred eighty (180) days from the effective date of this Agreement, or on thirty (30) days after written request by Company, which written request includes a reasonable explanation or basis for the request, Princeton II shall obtain and enforce formal restrictive covenants with current and future Physician Owners, the terms of which shall be substantially similar to the provisions of Exhibit 11. Such agreements shall provide that Company is a third-party beneficiary to such agreements. Princeton II agrees to enforce the restrictive covenants. The cost and expense of such enforcement shall be a Clinic Expense, and all damages and other amounts recovered thereby shall be included in

Professional Services Revenue. In the event that after a request by Company, Princeton II does not pursue any remedy that may be available to it by reason of a breach or default of a restrictive covenant, upon the request of Company, Princeton II shall assign to Company such causes of action and/or other rights it has related to such breach or default and shall cooperate with and provide reasonable assistance to Company with respect thereto; in which case, all costs and expenses incurred in connection therewith shall be borne by Company and shall be included in Company Expenses, and Company shall be entitled to all damages and other amounts recovered thereby. The above described restrictive covenants between Princeton II and Physician Owners shall be in addition to and not in place of the restrictive covenants described in Exhibit 11 between Company and the Physician Owners.

      7.2.3. Limitations on Restrictive Covenants. The foregoing restrictive covenants shall not limit or prevent a Physician Employee/Physician Owner from serving in part-time academic positions, working as an expert witness, or providing services for the Hospital for Special Services, New York, New York, in a manner consistent with past practices.

      7.3. Restrictive Covenants By Future Physician Employees. Princeton II shall obtain and enforce formal agreements from each future Physician Employee other than Technical Employees, hired or contracted, pursuant to which such physicians agree not to establish, operate or provide physician services at any medical office, clinic or diagnostic facility providing services substantially similar to those provided by Princeton II except on Princeton II's behalf, within Mercer County, New Jersey or contiguous counties or any location within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of the Main Office or any future facility that replaces the Main Office (wherever located at such time) or any Satellite Office at the time of termination of said Physician Employee's contract with Princeton II and for a period of twenty-four (24) months thereafter. Such agreements shall be a condition to employment and shall be in a form satisfactory to Company and shall provide that Company is a third-party beneficiary to such agreements and that such third-party beneficiary rights may be assigned to any Lender. This Section 7.3 shall relate solely to Physician Employees who are not also Physician Owners. The terms and provisions of Exhibit 11 shall govern restrictive covenants relating to Physician Owners. The foregoing restrictive covenants shall not limit or prevent a Physician Employee/Physician Owner from serving in part-time academic positions, working as an expert witness, or providing services for the Hospital for Special Services, New York, New York, in a manner consistent with past practices.

      7.4. Rights of Company. Except as limited below, Company shall at all times during the term of this Agreement and thereafter have the right to enter into additional service agreements with other physicians and practices regardless of where such physicians and/or practices are located providing for management services and facilities to such physicians and/or practices. Notwithstanding the foregoing, and except as set forth in Section 11.9.3, in the event that Company desires to enter into a Service Agreement with another practice located within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of Princeton II's Main Office or any Satellite Office, then the Policy Board must first approve Company entering into such agreement. In the event that the individuals representing Company on the Policy Board can reasonably demonstrate that entering into such agreement will not have a material adverse effect on Princeton II's practice operations, earnings or cash flow, then the individuals representing Princeton II shall consent to Company entering into such agreement.

      7.5. Enforcement. Princeton II acknowledges and agrees that since a remedy at law for any breach or attempted breach of the provisions of this Article VII shall be inadequate, Company shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Article VII relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under Applicable Law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article VII.

      7.6. Modification of Restrictive Covenants. Upon the termination of employment of a Physician Owner or Physician Employee, the Policy Board shall have the authority to release or reduce in whole or part the terms of the restrictive covenants, including but not limited to the mileage radius limitations set forth above in Sections 7.2 and 7.3. In the event that the individuals representing Princeton II on the Policy Board can reasonably demonstrate that a modification to the restrictive covenant will not have a material adverse effect on Company's or Princeton II's practice operations, earnings or cash flow, then the individuals representing Company shall consent to the proposed modifications.


                                 ARTICLE VIII.

                            FINANCIAL ARRANGEMENTS

      8.1. Service Fees. During the first thirty-six (36) months of the term of this Agreement, Company shall receive a service fee equal to the sum of (a) the greater of (i) [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]or (ii) the Base Service Fee, plus (b) the amount of Clinic Expenses. Upon the expiration of the first thirty-six (36) months of the term of this Agreement, Company shall receive a service fee equal to [xxxxxxxxxxxxxxxxxxxxxxxx] of Practice Net Revenue plus the amount of Clinic Expenses. In the event that a Physician Owner ceases to practice medicine during the first thirty-six (36) months of the term of this Agreement, such Physician Owner shall be personally liable for any reduction in Princeton II's service fees payable as further described under
Section 11.9.1 of this Agreement. In the event that a Physician Owner either dies or becomes Disabled during such thirty-six (36) month period, Princeton II, or the applicable Physician Owner, as the case may be, shall be entitled to satisfy the amount owed by transferring to Company an amount of Company common stock having a fair market value equal to the amount owed or pay to Company cash in the amount owed (or a combination thereof). Fair market value of the Company common stock shall be determined as described below in Section 11.9.1(d).

      8.1.1. "Practice Net Revenue" shall mean Professional Services Revenues, less Clinic Expenses.

      8.1.2. "Professional Services Revenue" shall mean all fees actually recorded each month (net of any amounts reimbursed to any patients or Third-Party Payors during the applicable month and net of any adjustments for contractual allowances, Medicaid, worker's compensation, employee/dependent health care benefit programs, professional courtesies and other activities that do not generate a collectible fee) by or on behalf of Princeton II as a result of professional medical services personally furnished to patients and other fees or income generated in their capacity as Physician Employees and Technical Employees, and any revenue from the sale of any goods. Professional Services Revenue shall not include any ambulatory surgery center facility fees.

      8.1.3. "Clinic Expenses" shall mean all operating and non-operating expenses of Princeton II arising hereunder unless expressly provided otherwise, including, without limitation:

            (a) salaries, benefits and other direct costs of all Clinic employees including Company's employees and Physician Extender Employees as defined in Section 8.1.5 working at the Practice Offices and salaries, payroll taxes and employee benefits paid to Physician Employees (other than Physician Owners) under Section 6.3 and to Technical Employees as defined in Section 8.1.4,

            (b) obligations of Company under Leases provided for herein under
      Article III,

            (c) the expenses and charges incurred for the Practice Offices, including without limitation utilities, telephone, etc.,

            (d) personal property and intangible taxes assessed against Company's assets utilized by Princeton II in the Practice Offices from and after the date of this Agreement,

            (e) interest expense on indebtedness incurred by Company to (i) satisfy the obligations of Princeton, if any, assumed under the Exchange Agreement, (ii) provide working capital for Company's performance of any of its obligations to Princeton II hereunder, or (iii) purchase equipment,

            (f) malpractice insurance premiums, disability insurance premiums to cover accommodations to the Practice Offices under the definition of "Disabled" or "Disability," and fire, workers compensation and general liability insurance premiums, and life insurance premiums, during the first three (3) years of this Agreement, for life insurance on the lives of Physician Owners, with Princeton as the death beneficiary,

            (g) the cost of any goods purchased for resale,

            (h) the depreciation, as determined under GAAP, for any equipment or depreciable property owned by Company and used in Princeton II's Facility by Princeton II to be billed to Princeton II on a monthly basis and paid to Company at the same time Company pays for Princeton II's Accounts Receivable pursuant to Section 8.3,

            (i) direct costs of all employees or consultants of Company engaged to provide services at or in connection with Princeton II or who actually provide services at or in connection with the Clinic for improved performance, such as quality assurance, reasonable expenses required for physician accommodations under the definition of "Disabled" or "Disability," materials management, purchasing program, change in coding analysis, physician recruitment; provided, however, only the portion of expenses related to such employee or consultant, without mark-up, that is allocable in a fair and reasonable manner to work approved by the Policy Board which is performed at or for the benefit of Princeton II shall be included in Clinic Expenses,

            (j) expenses related to professional meetings, seminars, dues, medical books and professional licensing fees for Physician Employees (other than Physician Owners) provided, however, that such amount shall not exceed $10,000 during any calendar year for any Physician Employee (other than Physician Owners). If the cost incurred for such professional meetings, seminars, dues, medical books and professional licensing fees exceeds $10,000 during any calendar year, then the Physician Employee incurring such cost shall be solely liable for the overage;

            (k) expenses related to professional meetings, seminars, dues, medical books and professional licensing fees for Physician Owners; provided, however, that such amount shall not exceed $10,000 during any calendar year for any Physician Owner. If the cost incurred for such professional meetings, seminars, dues, medical books and professional licensing fees exceeds $10,000 during any calendar year, then the Physician Owner incurring such cost shall be solely liable for the overage; and

            (l) any and all other ordinary and necessary expenses incurred by Princeton II, or approved by the Policy Board and reasonably incurred by the Company for the direct benefit of Princeton II in carrying out their respective obligations under this Agreement.

      Clinic Expenses shall not include Excluded Expenses or Company Expenses. Excluded Expenses shall be the sole obligation of Princeton II. Company Expenses shall be the sole obligation of Company.

      8.1.4. "Technical Employees" shall mean individuals who provide billable services on behalf of Princeton II and are employees of Princeton II.

      8.1.5. "Physician Extender Employees" shall mean Physician Assistants, Nurse Practitioners, and other such persons who are employees of Company, but excluding any Technical Employees.

      8.1.6. "Physician Employees" shall mean only those individuals who are doctors of medicine (including Physician Owners) and who are employed by Princeton II or are otherwise under contract with Princeton II to provide professional services to patients seen in the Main Office or Satellite Offices and are duly licensed to provide professional medical services in the state or states in which he or she renders professional services under this Agreement.

      8.1.7. "Company Expenses" shall mean, pursuant to GAAP applied on a consistent basis:

            (a) Any corporate overhead charges of Company and other items incurred by Company that are not incurred specifically for the purpose of providing services to Princeton II or are not directly attributable to Princeton II, as reasonably determined by Company, including, without limitation, salaries and benefits of executive officers of Company, except as otherwise provided for in the definition of Clinic Expenses;

            (b) Any amortization of any intangible asset resulting from the Exchange;

            (c) Any depreciation attributable to increases in the book value of tangible depreciable assets resulting from the Exchange;

            (d) Any legal and accounting expenses incurred by Company in connection with the Exchange; and

            (e) All taxes of Company, including, but not limited to, state and federal income taxes and franchise taxes, but excluding state and federal employee taxes related to employees who provide services for Princeton II, property taxes on assets used by Princeton II and other taxes specifically included in Clinic Expenses.

      8.1.8. "Excluded Expenses" shall be the sole obligation of Princeton II and shall mean, pursuant to GAAP applied on a consistent basis:

            (a) Any salaries or other distributions made to Physician Owners whether for professional fee income or otherwise;

            (b) Any federal, state or other taxes associated therewith;

            (c) Except as provided in Section 8.1.3(k), expenses of Physician Owner's to maintain licensure or meet continuing education requirements, including related travel expense; and

            (d) Any other items specifically designated as Excluded Expenses elsewhere in this Agreement including but not limited to those items listed on Exhibit 8.1.8(d).

      8.2. Payment of Service Fee. The amounts to be paid to Company under this
Article VIII shall be payable monthly, at the time that Company pays Princeton II for the Accounts Receivable previously purchased by Company as described in
Section 8.3 below. The amount payable shall be estimated based upon the previous month's operating results of Princeton II. Adjustments to the estimated payments shall be made to reconcile actual cumulative amounts due under this Article VIII, by the end of the following month during each calendar year. Upon preparation of annual financial statements as provided in Section 5.3, final adjustments to the service fee for the preceding year shall be made and any additional payments owing to Company or Princeton II shall then be made to the party owed the additional sum of money. The adjustment and any amount owed shall be calculated and paid within ninety (90) days following the close of Company's fiscal year.

      8.3. Purchase of Accounts Receivable.

      8.3.1. Princeton II hereby agrees to sell and assign to Company and Company agrees to buy, all of Princeton II's Accounts Receivable each month during which this Agreement is in existence which are owing to Princeton II arising out of the delivery of medical, surgical, diagnostic or other professional medical goods or services. Accounts Receivable shall not include, and Company shall not purchase, any cash, checks or receivables created by credit cards. Company shall bear the risk of collection and any overage or underage resulting from any purchased Accounts Receivable.

      8.3.2. The purchase price for each Accounts Receivable (the "Purchase Price") will be equal to the face amount of the Accounts Receivable recorded each month, less any non-allowed contractual adjustments and net of any reserve for uncollectible Accounts Receivables based on the historical experience of the practice as determined by the Company. It is the intent of the parties that the Purchase Price reflect the actual net realizable value of the Accounts Receivable.

      8.3.3. Princeton II will sell all Accounts Receivable to Company, such purchase to be deemed to be made on the fifteenth (15th) day of the month following the month in which such Accounts Receivable are created. Company shall pay for the Accounts Receivable, not later than the fifteenth (15th) day of each month following the month in which the Accounts Receivable is created (the "Settlement Date"). Company shall pay to Princeton II for all Accounts Receivable purchased by check, wire transfer or intrabank transfer to the Princeton II Operating Account described in Section 5.11. The purchase of Accounts Receivable shall be evidenced by sending Company (i) a copy of each invoice with respect to each Third-Party Payor on the Accounts Receivable then being purchased; and (ii) any other information or documentation (including all required Uniform Commercial Code releases or financing statements) Company may reasonably need to identify the Accounts Receivable and obtain payment from the Account Debtors; provided that such failure to send such documents shall not affect the obligation of Princeton II to sell such Accounts Receivable or Company to buy such Accounts Receivable. As consideration for the purchase of Accounts Receivable by Company pursuant to this Section 8.3, Company promises to pay and shall be obligated to pay for such Accounts Receivable at the time and in the manner provided below. To the extent permissible by Applicable Law, Princeton II will be deemed to have sold to Company all of Princeton II's right, title and interest in such Accounts Receivable and in any proceeds thereof, and

Company will be the sole and absolute owner thereof and will own all of Princeton II's rights and remedies represented by such Accounts Receivable (including, without limitation, rights to payment from the respective Account Debtors on such Accounts Receivable), and Company will have obtained all of Princeton II's rights under all guarantees, assignments and securities with respect to each such Accounts Receivable.

      8.3.4. Upon expiration or termination of this Agreement for any reason,
(i) all Accounts Receivable purchased by Company shall remain the property of Company and (ii) all Accounts Receivable purchased and not paid for at such expiration or termination shall be paid for by the 10th of the following month but effective as of the effective date of such expiration or termination date, less the amount of any service fee earned by Company pursuant to Section 8.1 of this Agreement.

      8.3.5. In connection with the initial purchase of Accounts Receivable by Company, Princeton II will execute such financing statements or amendments under the UCC (naming Company as secured party and Lender as assignee) as Company may reasonably request with respect to any Accounts Receivable that may be purchased pursuant to this Agreement.

      8.3.6. Princeton II agrees to cooperate with Company in the collection of the Accounts Receivable sold by Princeton II, transferred pursuant to Section
8.3. At the option of and upon the request of Company, Princeton II shall execute any and all documentation necessary for the transfer of amounts constituting Accounts Receivables and/or the establishment of lockboxes in accordance with the provisions of Exhibit 8.3.6 attached hereto.

      8.3.7. All Accounts Receivable of Princeton II purchased by Company ("Purchased A/R") pursuant to this Section 8.3 hereof will, as such Purchased A/R are purchased, be treated as Professional Service Revenues for accounting and financial purposes.

      8.4. Payment of Clinic Expenses. All Clinic Expenses shall be incurred in the name of Company, unless Princeton II is required by law to incur such expenses, in which case Company shall indemnify Princeton II against any such expenses. Company shall pay all Clinic Expenses as they become due; provided, however, that Company may, in the name and on behalf of Princeton II, contest in good faith any claimed Clinic Expense to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expense. Upon receipt of Princeton II's service fee, Company shall be required to deposit into the Princeton II Operating Account described in Section 5.11 an amount of money necessary for Princeton II to pay the compensation and benefits associated with the Technical Employees and Physician Employees (other than Physician Owners) employed by Princeton II.

                                  ARTICLE IX.

                                    RECORDS

      9.1. Patient Records. Upon termination of this Agreement and unless otherwise provided herein, Princeton II shall retain all patient medical records maintained by Princeton II or Company in the name of Princeton II. Princeton II shall, at Princeton II's option, be entitled to retain copies of financial and accounting records relating to all services performed by Princeton II. All parties agree to maintain the confidentiality of patient identifying information and not to disclose such information except as may be required or permitted by Applicable Law.

      9.2. Records Owned by Company. All records relating in any way to the operation of the Practice Offices which are not the property of Princeton II under the provisions of Section 9.1 above, shall at all times be the property of Company.

      9.3. Access to Records. During the term of this Agreement, and thereafter, Princeton II or Princeton II's designee shall have reasonable access during normal business hours to Princeton II's and Company's financial records, which relate to the operation of Princeton II including, but not limited to, records of collections, expenses and disbursements as kept by Company in performing Company's obligations under this Agreement, and Princeton II may copy at Princeton II's expense any or all such records.

      9.4. Government Access to Records. To the extent required by Section 1861(v)(1)(I) of the Social Security Act, each party shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States, and their duly authorized representatives access to this Agreement and to all books, documents, and records necessary to verify the nature and extent of the costs of services provided by either party under this Agreement, at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement. If either party carries out any of its duties under this Agreement through an agreement between it and an individual or organization related to it or through a subcontract with an unrelated party, that party to this Agreement shall require that a clause be included in such agreement to the effect that until the expiration of four (4) years after the furnishing of services pursuant to such agreement, the related organization shall make available, upon request by the United States Department of Health and Human Services, the Comptroller General of the United States, or any of their duly authorized representatives, all agreements, books, documents, and records of such related organization that are necessary to verify the nature and extent of the costs of services provided under that agreement.

                                  ARTICLE X.

                            INSURANCE AND INDEMNITY

      10.1. Insurance to be Maintained by Princeton II. Throughout the term of this Agreement, Princeton II shall maintain comprehensive professional liability and worker's compensation insurance for Princeton II and all employees of Princeton II in amounts approved by the Policy Board. Not in limitation of the foregoing, Princeton II shall maintain excess general liability umbrella coverage with a One Million Dollars ($1,000,000) limit as currently maintained by Princeton II (with deductible provisions not to exceed $25,000 per occurrence), the cost of which shall be paid by Company as a Clinic Expense. In lieu of the foregoing, Company may provide as a Clinic Expense group insurance for malpractice and/or worker's compensation insurance. Notwithstanding the foregoing, in the event that Company procures such group insurance for malpractice and/or worker's compensation insurance, Princeton II must first approve the amount of coverage, the carrier and the terms of any such coverage for Princeton II.

      10.2. Insurance to be Maintained by Company. Throughout the term of this Agreement, Company shall provide and maintain, as a Clinic Expense, comprehensive professional liability insurance and worker's compensation insurance as required by Applicable Law for all professional employees of Company who work at the Practice Offices with limits as determined reasonable by Company, comprehensive general liability and property insurance covering the Practice Offices' premises and operations. The deductible provisions on the personal liability shall not exceed $25,000 per occurrence and the commercial general liability insurance shall be in amounts customarily maintained by other businesses in the same or similar business as Company.

      10.3. Additional Insureds. Princeton II and Company agree to use their best efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at Company's expense. Further, on any insurance where Company will be named as an additional insured, Princeton II will assist Company to obtain appropriate riders to insure payment of any party indemnified by Company.

      10.4. Indemnification. Princeton II shall indemnify, hold harmless and defend Company, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or negligent omissions (other than for any claims for (or in connection with) malpractice arising from the performance or nonperformance of medical services) by Princeton II and/or Princeton II's Physician Owners, agents, employees and/or subcontractors (other than Company) during the term hereof. Company shall indemnify, hold harmless and defend Princeton II, Princeton II's officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or negligent omissions by Company and/or its shareholders, agents, employees and/or subcontractors (other than

Princeton II) during the term of this Agreement. Neither Company nor Princeton II shall have any obligation to indemnify the other party unless the claim for indemnification is based upon a liability, loss or damage resulting in the indemnified party making payments to a third party.

      In the event that either party makes a claim for indemnification under either the Exchange Agreement or this Service Agreement, then the claiming party shall have the right, to the extent it is owed indemnifications, to pay amounts owed to the other party under this Agreement into an escrow account (established pursuant to an escrow agreement to be agreed upon by the parties) to be held by the escrow agent in an interest bearing account until a determination by either
(i) the parties, (ii) a court of proper jurisdiction or (iii) agreed upon panel of arbitrators, has been made regarding the claiming party's right to indemnification. In the event that the claiming party is entitled to indemnification, then such escrowed funds shall be paid to the claiming party in partial or complete satisfaction of such indemnification obligation. Any excess funds remaining in the escrow account after the payment of the indemnification obligation or any funds held in the escrow account if it is determined that no indemnification obligation is owed shall be paid to the other party.

                                  ARTICLE XI.

                       TERM, TERMINATION AND RETIREMENT

      11.1. Term of Agreement. This Service Agreement shall be effective as of November 12, 1996, and shall expire on November 11, 2036 unless earlier terminated pursuant to the terms hereof.

      11.2. Extended Term. Unless earlier terminated as provided for in this Agreement, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless either party delivers to the other party, not less than one hundred eighty (180) days prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.

      11.3. Termination by Princeton II for Cause. Princeton II may terminate this Agreement without breach as follows:

      11.3.1. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Company, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by Company, except for the filing of a petition in involuntary bankruptcy against Company which is dismissed within thirty (30) days thereafter, Princeton II may give notice of the immediate termination of this Agreement.

      11.3.2. In the event Company shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given to Company by Princeton II; or Company shall fail to remit the payments due as provided in Article VIII hereof and such failure to remit shall continue for a period of thirty (30) days after written notice thereof, Princeton II may terminate this Agreement.

      11.3.3. In the event Company shall, intentionally or in bad faith, misapply funds or assets of Princeton II or commit a similar act which cause material harm to Princeton II, Princeton II may terminate this Agreement.

      11.3.4. In the event that Company shall intentionally or in bad faith violate Applicable Law resulting in a direct, continuing material adverse effect on the operations, earnings and cash flow of Princeton II, Princeton II may terminate this Agreement.

      11.4. Termination by Company for Cause. Company may terminate this Agreement without breach as follows:

      11.4.1. In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Princeton II, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by Princeton II, except for the filing of a petition in involuntary bankruptcy against Princeton II which is dismissed within thirty (30) days thereafter, Company may give notice of the immediate termination of this Agreement.

      11.4.2. In the event Princeton II shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to Princeton II by Company, Company may terminate this Agreement.

      11.4.3. In the event Princeton II's Medicare or Medicaid Number shall be terminated or suspended as a result of the action or inaction of Princeton II or a Physician Employee, and such termination or suspension shall continue for thirty (30) days, Company may give notice of the immediate termination of this Agreement, unless Princeton II shall at that time be acting in good faith (and shall provide reasonable evidence of the action being taken) to reverse such termination or suspension. Notwithstanding any good faith effort on the part of Princeton II to reverse such termination or suspension, if such termination or suspension shall not be reversed within ninety (90) days after occurrence, Company shall have the right to terminate this Agreement immediately.

      11.4.4. In the event this Agreement is terminated by Company pursuant to
Section 11.4.1, Section 11.4.2, or Section 11.4.3, Company, at its option, may require Princeton II to purchase from Company all assets, both tangible and intangible (including the stock of any subsidiary of Company which owns any such assets), owned by Company and used or made available for Princeton II's use for the fair market value of such assets on a going concern basis, without regard to this Agreement. In addition thereto, Princeton II shall assume all contracts, payables and leases which are obligations of Company which relate to the performance of Company's obligations which are performed at the Practice Locations under this Agreement. Company shall be required to sell any such assets (including the stock of any subsidiary of Company which owns any such assets) free and clear of any liens and encumbrances other than any liens or encumbrances being assumed by Princeton II. The fair market value of the assets and/or stock of any subsidiary of Company owning such assets shall be determined by an independent appraiser selected by two (2) independent accountants practicing with "big six" accounting firms, one (1) selected by Princeton II and one (1) selected by Company and neither of which is providing or has for a period of two (2) years provided services to Company or Princeton II. In addition to the payment for the practice assets, in the event Company terminates this Agreement pursuant to
Section 11.4.1, Section 11.4.2 or Section 11.4.3 within the first five (5) years of the term of this Agreement, then Princeton II's Physician Owners shall (i) pay to Company an amount of money equal to the fair market value, as of the date of termination, of one-third (1/3) of the shares of stock issued by Company to Princeton II pursuant to the Exchange Agreement or (ii) surrender to Company for cancellation one-third (1/3) of the shares of stock issued by Company to Princeton II pursuant to the Exchange Agreement. If there is no public market for the stock, then Company shall engage an independent appraiser to value Company's stock for purposes of this Section 11.4.4. All expenses of such appraisal shall be paid by Princeton II. Such determination of fair market value shall be binding upon Princeton II's Physician Owners. In the event that Company terminates this Agreement pursuant to Sections 11.4.1 through 11.4.3, inclusive, and Company requires Princeton II to purchase the practice assets and/or stock of any subsidiary of Company owning such assets, then upon the closing of the purchase of the assets and/or stock of any subsidiary of Company owning such assets, Princeton II and its Physician Employees shall be released from the restrictive covenants provided for under Exhibit 11 of this Agreement.

      11.5. Early Termination by Princeton II or Company Without Cause Upon Third (3rd) Anniversary of Agreement. Either party may terminate this Agreement without cause upon written notice delivered to the other party not less than nine (9) months or more than ten (10) months or more prior to the end of the third (3rd) anniversary of the date of this Agreement if the Company has not filed a registration statement with the United States Securities and Exchange Commission; provided, however, if the Company files a registration statement, for an underwritten public offering, with the United States Securities and Exchange Commission before the end of the date of the third (3rd) anniversary of this Agreement, then such termination shall be ineffective, and this Agreement shall continue in force unless otherwise terminated pursuant to the other provisions of Article XI of this Agreement. In the event that such registration statement is not effective within one hundred twenty (120) days from filing, then the early termination rights described in the first sentence of this
Section 11.5 shall be again exercisable; provided, further, that if such registration statement was filed during the above described notice period for early termination, then such period shall be extended for thirty (30) days from and after the date such early termination rights again become exercisable. Notwithstanding any other provision of this Agreement to the contrary, the termination rights set forth in this Section 11.5 shall immediately terminate and no longer be effective upon a Change in Control of the Company. Upon a termination pursuant to this Section 11.5, Princeton II shall tender to Company all of the stock issued to Princeton II by Company pursuant to the Exchange Agreement, and Company shall return to Princeton II the facilities and all assets, both tangible and intangible (including the stock of any subsidiary of Company which owns any such assets), used or made available for Princeton II's use in the Practice Office. Company shall be required to sell any such assets (including the stock of any subsidiary of Company which owns any such assets) free and clear of any liens and encumbrances other than any liens or encumbrances being assumed by Princeton II.

Princeton II shall assume all contracts, payables and leases which are obligations of Company and which related to Company's obligations which are performed at the Office Locations under this Agreement. The Company and Princeton II shall cooperate to structure any exchange consummated pursuant to this Section 11.5 in a manner designed to minimize the aggregate tax consequences to the parties arising from the exchange. Closing of the exchange pursuant to this Section 11.5 shall occur effective as of the third (3rd) anniversary of this Agreement.



      11.6. Consequences of Princeton II Termination. In the event that this Agreement is terminated by Princeton II under the terms of Section 11.3 or is terminated on any other basis (other than (i) because of the normal expiration of its term set forth in Section 11.1, (ii) by Company for cause as set forth in
Section 11.4 or (iii) by early termination as set forth in Section 11.5), then upon such termination, Princeton II shall purchase from Company all assets, both tangible and intangible, owned by Company and used or made available for Princeton II's use for the fair market value of such assets. Company shall be required to sell any such assets (including the stock of any subsidiary of Company which owns any such assets) free and clear of any liens and encumbrances other than any liens or encumbrances being assumed by Princeton II. In addition thereto, Princeton II shall assume all contracts, payables and leases which are obligations of Company which relate to the performance of Company's obligations which are performed at the Office Locations under this Agreement. The fair market value of the assets shall be determined by an independent appraiser selected by two (2) independent accountants practicing with "big six" accounting firms, one (1) selected by Princeton II and one (1) selected by Company and neither of which is providing or has for a period of two (2) years provided services to Company or Princeton II.

      11.7. Closing of purchase by Princeton II and Effective Date of Termination. Princeton II shall pay cash for the practice assets purchased pursuant to the provisions of this Section 11. The amount of the purchase price shall be reduced, but not below zero (0), by the amount of debt and liabilities of Company assumed by Princeton II and shall also be reduced by any payment Company has failed to make under this Agreement, provided that such payments or obligations are not otherwise accounted for in the liabilities assumed by Princeton II in connection with the purchase described herein. The closing date for the purchase shall be determined by Princeton II, but shall in no event occur later than one hundred eighty (180) days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and Princeton II and Company shall be released from the restrictive covenants provided for in Article VII on the closing date. Company shall give Princeton II credit towards the purchase price of the assets for the fair market value of any Company common stock tendered to the Company in exchange for such assets. In the event that Princeton II terminates this Agreement pursuant to Sections 11.3.1 through 11.3.4, inclusive, or Sections 11.5, 11.6, or 11.7 then upon the closing of the purchase of the assets, Princeton II and its Physician Employees shall, except as Princeton II may so elect to limit through separate agreements with Physician Owners and Physician Employees, be released from the restrictive covenants provided for under Article VII and Exhibit 11 of this Agreement.

      11.8. Tail Policy. Princeton II shall obtain continuing liability insurance coverage under either a "tail policy" or a "prior acts policy" with the same limits and deductibles as set forth in Section 10.1 upon the termination of this Agreement, or upon a physician's termination of his or her affiliation with Princeton II.

      11.9. Restrictions Applicable to Physician Owners. The Physician Owners hereby acknowledge that the Exchange and the terms and conditions of this Agreement were determined based upon numerous factors, including the Physician Owners continuing to practice medicine in the future. In connection therewith, each Physician Owner agrees as follows:

      11.9.1. Early Retirement. If at any time prior to the fifth (5th) anniversary of this Agreement, a Physician Owner desires to retire from the practice of medicine, such Physician Owner shall be obligated as follows:

            (a) to give Company at least twelve (12) months prior written notice of the intent to retire; provided, however, that once such retiring physician has located a replacement physician satisfying the requirements of Section 11.9.1(b), Company shall waive the remaining months of said twelve (12) month notice period, and such retirement shall be effective upon the earlier of twelve (12) months from the date of notice or commencement of the replacement physician's employment;

            (b) to locate a physician or physicians (which may be Physician Employees), acceptable to the Policy Board, to replace such Physician Owner under this Agreement (all costs of locating such replacement physicians shall be paid by such Physician Owner (the "Substitute Physician(s)");

            (c) to pay to Company any loss of service fees payable under this Agreement for the remainder of the first five (5) years of this Agreement. Any loss for any periods of less than twelve (12) months shall be calculated on an annualized and prorated basis. For purposes of this
      Section 11.9.1(c), the amount of the loss shall be calculated as follows:

            (i) The Policy Board shall calculate the retiring Physician Owner's contribution to the payment of Princeton II's service fees during the twelve (12) month period preceding the retiring Physician Owner's notice of intent to retire.

            (ii) In the event the Substitute Physician(s) were Physician Employees prior to the date upon which notice of intent to retire was given pursuant to Section 11.9.1(a), the Policy Board shall calculate such Physician Employee(s) contribution to the payment of Princeton II's service fees during the twelve month period preceding the notice of intent to retire.

            (iii) On each successive anniversary date of this Agreement (through the fifth anniversary date) following the effective date of such retirement, the Policy

                  Board shall determine the amount of service fees generated by the Substitute Physicians between either (x) the effective date of retirement or (y) the immediately preceding anniversary date, as applicable, and such successive anniversary date.

            (iv) If the Substitute Physician(s) were Physician Employees prior to date upon which the notice of intent to retire was given, the amount of loss shall equal the difference between (i) the amount calculated pursuant to Section 11.9.1(c)(i) plus the amount calculated pursuant to Section 11.9.1(c)(ii) and (ii) the amount calculated pursuant to Section 11.9.1(c)(iii).

            (v) If the Substitute Physician(s) were not Physician Employees prior to the date upon which the notice of intent to retire was given, the amount of loss shall equal the difference between (i) the amount calculated pursuant to Section 11.9.1(c)(i) and (ii) the amount calculated pursuant to
                  Section 11.9.1(c)(iii).

The Policy Board will provide the amount of the loss to the retiring Physician Owner within thirty (30) days of the applicable anniversary date of this Agreement and such amount shall be paid by such retiring Physician Owner to Company within fifteen (15) days of the date of the delivery of the notice of the amount of loss;

            (d) to (i) pay to Company an amount of money equal to the fair market value, as of the date of retirement, of one-third (1/3) of the shares of stock issued by the Company to the retiring Physician Owner pursuant to the Exchange Agreement or (ii) surrender to Company for cancellation one-third (1/3) of the shares of stock issued by Company to the retiring Physician Owner pursuant to the Exchange Agreement. (If there is no public market for Company's stock, then Company shall engage an independent appraiser to value Company's stock for purposes of this
      Section 11.9.1(d). All expenses of such appraisal shall be paid by such Physician Owner. Such determination of fair market value shall be binding upon such Physician Owner); and

            (e) to honor and comply with the restrictive covenants provided for under Exhibit 11.

      11.9.2. Retirement. If at any time after the fifth (5th) anniversary of this Agreement, a Physician Owner desires to retire, or assume full-time teaching responsibilities, such Physician Owner shall notify Company in writing at least twelve (12) months prior to the effective date of such retirement or start of teaching position; provided, however, that no more than twenty percent (20%) of the Physician Owners can retire or assume full time teaching responsibilities within any twelve (12) month period; provided, further, that if such retiring physician elects to, and has located a replacement physician, Company shall waive the remaining months of said twelve (12) month notice period, and such retirement shall be effective upon the earlier of twelve (12) months from the date of notice or commencement of the replacement physician's employment. Upon such retirement or start of teaching position, such Physician Owner shall have no further obligations under this Agreement; provided, however, the restrictive covenants provided for under
Section 11.9.1(e) shall remain in force. In fulfilling any such full-time teaching responsibilities, such Physician Owner would be permitted to attend patients in a manner normal and customary for such faculty position, provided, however, such services must be incident to the academic/teaching aspects of the institution, and not incident to the regular examination of patients for a fee whether billed in the name of the institution or the name of the attending physician. It is not the intent of the Parties to permit a retired physician to conduct a medical practice through an academic institution.

      11.9.3. Physician Owner Change in Practice/Group Affiliation. In the event that a Physician Owner leaves the employment of or terminates his or her affiliation with Princeton II, then the terminating Physician Owner may join or establish another group/practice which has or will enter into a Service Agreement with Company upon such terminating Physician Owner's affiliation with such new group/practice. Upon entering into such new Service Agreement, the terminating Physician Owner shall, except as limited by separate employment agreements between Princeton II and Physician Owners, be released from any obligation under this Service Agreement. Company shall have the right to enter into such new Service Agreement without satisfying the requirements of paragraph G of Exhibit 11. In the event that (i) Princeton consents to the Company entering into the new Service Agreement, (ii) entering into the new Service Agreement will not adversely affect the operations and earnings of the Company, and (iii) the new group/practice can satisfy the representations and warranties set forth in Article XIII of this Agreement, then Company will not unreasonably withhold or refrain from entering into a new Service Agreement with the terminating Physician Owner's new group/practice. In the event that the Physician Owner affiliates with a new group/practice that is not a party to a Service Agreement with Company, then Company, at its option, may terminate this Agreement solely with respect to the terminating Physician Owner, and the provisions of Exhibit 11 shall apply. In the event that Company does not enter into a new Service Agreement, then Company shall terminate this Agreement with respect to such Physician Owner, and the terminating Physician Owner shall be obligated as described in Sections 11.9.1(a) and 11.9.1(e) of this Agreement; provided, however, if such termination is within the first five (5) years of the term of this Agreement, the terminating Physician Owner shall also be obligated as described in Section 11.9.1.(a), 11.9.1(b), 11.9.1(c), 11.9.1(d) and
11.9.1(e).

      11.9.4. Death or Disability. In the event that a Physician Owner dies or becomes disabled, then this Agreement shall be terminated with respect to such Physician Owner shall have no continuing obligations under this Agreement; provided, however, in the event of disability, the restrictive covenants described in Exhibit 11 shall remain in force for a period of thirty-six (36) months from such termination.

                                 ARTICLE XII.

                         DAMAGE AND LOSS; CONDEMNATION

      12.1. Use of Insurance Proceeds. All insurance or condemnation proceeds payable by reason of any physical loss of any of the improvements comprising the facilities or the furniture, fixtures and equipment used by the Practice Offices, shall be available for the reconstruction, repair or replacement, as the case may be, of any damage, destruction or loss. The Policy Board, in consultation with Princeton II, shall review and approve such reconstruction, repair or replacement.

      12.2. Temporary Space. In the event of substantial damage to or the condemnation of a significant portion of the facilities, Company shall use its best efforts to provide temporary facilities until such time as the facilities can be restored or replaced.

                                 ARTICLE XIII.

                        REPRESENTATIONS AND WARRANTIES
                     OF PRINCETON II AND PHYSICIAN OWNERS

      Princeton II and Physician Owners represent, warrant, covenant and agree with Company that:

      13.1. Validity. Princeton II is a New Jersey corporation. Princeton II has the full power and authority to own Princeton II's property, to carry on Princeton II's business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby. Each Physician Owner is an adult citizen and resident of the State of New Jersey. Each Physician Owner has the full power and authority to own his or her property, carry on his or her business as presently being conducted, to enter into this Agreement, and to consummate the transactions contemplated hereby.

      13.2. Litigation. Except as disclosed pursuant to the Exchange Agreement, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding pending, or threatened against, or affecting Princeton II or any Physician Employee, or to the best of Princeton II's and each Physician Owner's knowledge, any provider or other health care professional associated with or employed by Princeton II as pertains to any claim involving the providing of health care related services, and to the best of Princeton II's and each Physician Owner's knowledge there is no basis for any of the foregoing.

      13.3. Permits. Princeton II and all health care professionals associated with or employed by Princeton II have all permits and licenses and other Necessary Authorizations required by all Applicable Law, except where failure to secure such licenses, permits and other Necessary Authorizations does not have a material adverse effect; have made all regulatory filings necessary for the conduct of Princeton II's business; and are not in violation of any of said permitting or licensing requirements.

      13.4. Authority. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and this Agreement is a valid and binding Agreement of Princeton II and each Physician Owner, enforceable in accordance with its terms. Princeton II and each Physician Owner have obtained all third-party consents necessary to enter into and consummate the transaction contemplated by this Agreement. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by Princeton II or any Physician Owner with any of the provisions hereof, will:

      13.4.1. violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any license, agreement or other instrument or obligation to which either Princeton II or any Physician Owner is a party;

      13.4.2. violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Princeton II or any Physician Owner.

      13.5. Compliance with Applicable Law. To the best of Princeton II's and each Physician Owner's knowledge and belief, Princeton II and each Physician Owner has operated in compliance with all federal, state, county and municipal laws, ordinances and regulations applicable thereto and neither Princeton II nor any provider associated with or employed by Princeton II has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse, nor has any fraud or abuse been alleged within the last five (5) years by any Governmental Authority, a carrier or a Third-Party Payor.

      13.6. Health Care Compliance. Princeton II is presently participating in or otherwise authorized to receive reimbursement from or is a party to Medicare, Medicaid, and other Third-Party Payor Programs. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and no condition exists or to the knowledge of Princeton II no event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Third-Party Payor Program. Princeton II is in full compliance with the material requirements of all such Third-Party Payor Programs applicable thereto.

      13.7. Fraud and Abuse. Princeton II and persons and entities providing professional services for Princeton II, have not, to the knowledge of Princeton II and each Physician Owner, after due inquiry, engaged in any activities which are prohibited by or are in violation of the rules, regulations, policies, contracts or laws pertaining to any Third-Party Payor Program, or which are prohibited by rules of professional conduct ("Governmental Rules and Regulations"), including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on Princeton II's own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      13.8. Princeton II Compliance. Princeton II has all licenses necessary to operate the Practice Offices in accordance with the requirements of all Applicable Law and has all Necessary Authorizations for the use and operation, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to Princeton II issued by any Governmental Authority or Third-Party Payor requiring conformity or compliance with any Applicable Law or condition for participation of such Governmental Authority or Third-Party Payor, and after reasonable and independent inquiry and due diligence and investigation, Princeton II has neither received notice nor has any knowledge or reason to believe that such Necessary Authorizations may be revoked or not renewed in the ordinary course.

      13.9. Rates and Reimbursement Policies. The jurisdiction in which Princeton II is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by Princeton II. Princeton II does not have any rate appeal currently pending before any Governmental Authority or any administrator of any Third-Party Payor Program. Princeton II has no knowledge of any Applicable Law which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which Princeton II is located which could have a material adverse effect on Princeton II or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at Princeton II or require Princeton II to obtain any necessary authorization which Princeton II does not currently possess.

      13.10. Accounts Receivable. With respect to the Purchased A/R, as of the date of purchase:

      13.10.1. All documents and agreements relating to the Purchased A/R that have been delivered to Company with respect to such Accounts Receivable are true and correct; Princeton II has billed the applicable Account Debtor and Princeton II has delivered or caused to be delivered to such Account Debtor all requested supporting claim documents with respect to such Accounts Receivable; all information set forth in the bill and supporting claim documents is true and correct, and, if any error has been made, Princeton II will promptly correct the same and, if necessary, rebill or, if requested by Company, cooperate with Company to rebill such Accounts Receivable.

      13.10.2. The Purchased A/R are exclusively owned by Princeton II and there is no security interest or lien in favor of any third party, or the recording or filing against Princeton II, as debtor, covering or purporting to cover any interest of any kind in any Accounts Receivable, except as has been released by each party holding such adverse interest in the Accounts Receivable. Upon payment of the Purchase Price with respect to the Purchased A/R and with respect to Governmental Receivables, to the extent permissible by law, all right, title and interest of Princeton II with respect thereto shall be vested in Company, free and clear of any lien, security interest, claim or encumbrance of any kind, and Princeton II agrees to defend the same against the claims of all Persons.

      13.10.3. The Purchased A/R (i) are payable, in an amount not less than their face amount, as adjusted pursuant to the provisions of Section 8.3.2, by the Account Debtor identified by Princeton II as being obligated to do so, (ii) are based on an actual and bona fide rendition of services or sale of goods to the patient by Princeton II in the ordinary course of business, (iii) are denominated and payable only in lawful currency of the United States, and (iv) are accounts or general intangibles within the meaning of the UCC of the state in which Princeton II has its principal place of business, or are rights to payment under a policy of insurance or proceeds thereof, and are not evidenced by any instrument or chattel paper. There are no payors other than the Account Debtor identified by Princeton II as the payor primarily liable on any Purchased A/R.

      13.10.4. The Purchased A/R are not (i) subject to any action, suit, proceeding or dispute (pending or threatened), set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Account Debtors other than routine adjustments and disallowances made in the ordinary course of business, to the extent of such adjustments and disallowances, (ii) past or within sixty (60) days of, the statutory limit for collection applicable to the Account Debtor, (iii) subject to an invoice which provides for payment more than forty-five (45) days from the date of such invoice, (iv) an account which arises out of a sale or other transaction by or between Princeton II to an Affiliate of Princeton II, (v) from an Account Debtor who is also a creditor of Princeton II, (vi) an account in which the Account Debtor has commenced a voluntary case, or an involuntary proceeding has been instituted, under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit or creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the Account Debtor, (vii) an account of which the goods giving rise to such Accounts Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Accounts Receivable have not been performed by Princeton II and accepted by the Account Debtor or the Accounts Receivable otherwise does not represent a final sale,
(viii) is evidenced by an instrument or chattel paper unless such instrument or chattel paper is delivered to Company with all appropriate endorsements in favor of Company, or (ix) other than a complete bona fide transaction which requires no further act under any circumstances on the part of Princeton II to make the Accounts Receivable payable by the Account Debtor.

      13.10.5. Princeton II does not have any guaranty of, letter of credit providing credit support for, or collateral security for, the Purchased A/R, other than any such guaranty, letter of credit or collateral security as has been assigned to Company, and any such guaranty, letter of credit or collateral security is not subject to any lien in favor of any other person.

      13.10.6. The goods or services provided and reflected by the Purchased A/R were medically necessary for the patient in the opinion of Princeton II and the patient received such goods or services.

      13.10.7. The face amount of the Accounts Receivable for the services constituting the basis for the Purchased A/R are consistent with the usual, customary and reasonable fees charged by other similar medical service providers in Princeton II's community for the same or similar service.

      13.10.8. Each Account Debtor with respect to the Purchased A/R (i) is not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it generally unable to make payments on its obligations when due, (ii) is located in the United States, and (iii) is one of the following: (x) a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, Medicare, Medicaid, governmental bodies, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield entities) issuing health, personal injury, workers compensation or other types of insurance; (y) employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations or any other similar person, or
(z) a Third-Party Payor of the type described in the definition of Governmental Receivables.

      13.10.9. The proceeds of the sale of the Purchased A/R will be used for the business and commercial purposes of Princeton II. The sale of the Purchased A/R hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of Princeton II.

      13.10.10. Except with respect to Governmental Receivables, the insurance policy, contract or other instrument obligating an Account Debtor to make payment with respect to the Purchased A/R (i) does not contain any provision prohibiting the transfer of such payment obligation from the patient to Princeton II, or from Princeton II to Company, (ii) has been duly authorized by Princeton II and to the knowledge of Princeton II has been duly authorized by the Account Debtor and, together, with the Purchased A/R, constitutes the legal, valid and binding obligation of the Account Debtor in accordance with its terms,
(iii) together with the applicable Purchased A/R, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the patient at the time the services constituting the basis for the Purchased A/R were performed.

      None of the foregoing representations and warranties shall be deemed to constitute a guaranty by Princeton II that the Purchased A/R will be collected by Company. Princeton II shall not be responsible for any damages for any breach of a representation or warranty under this Section 13.10 until Company has suffered a loss on the purchase of Princeton II's Accounts Receivable. Damages for such breach shall be limited to the amount of Company's loss on the purchase of such Accounts Receivable.

      13.11. Full Disclosure. When considered in the context of all information contained herein, to the knowledge of Princeton II no representation or warranty made by Princeton II in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      13.12. Exhibits. All the facts recited in Exhibits annexed hereto shall be deemed to be representations of fact by Princeton II as though recited in this
Article XIII.

                                 ARTICLE XIV.

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company represents, warrants, covenants and agrees with Princeton II as follows:

      14.1. Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has the full power to own its property, to carry on its business as presently conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

      14.2. Authority. Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or the bylaws of Company or any indenture, mortgage, deed of trust, lien, lease, agreement, arrangement, contract, instrument, license, order, judgment or decree or result in the acceleration of any obligation thereunder to which Company is a party or by which it is bound.

      14.3. Absence of Litigation. No action or proceeding by or before any court or other Governmental Authority has been instituted or is, to the best of Company's knowledge, threatened with respect to the transactions contemplated by this Agreement.

      14.4. Transactions with Affiliates. Company shall not enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of Princeton II or Company, other than on terms and conditions substantially as favorable to Company as would be obtainable by Company at the time in a comparable arm's-length transaction with a person not an Affiliate.

                                  ARTICLE XV.

                COVENANTS OF PRINCETON II AND PHYSICIAN OWNERS

      15.1. Merger, Consolidation and Other Arrangements. Princeton II shall not incorporate, merge or consolidate with any other entity or individual or liquidate or dissolve or wind-up Princeton II's affairs or enter into any partnerships, joint ventures or sale-leaseback transactions or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any other person or entity.

      15.2. Necessary Authorizations/Assignment of Licenses and Permits. Princeton II and each Physician Owner shall maintain all licenses, permits, certifications, or other Necessary Authorizations and shall not assign or transfer any interest in any license, permit, certificate or other Necessary Authorization granted to it by any Governmental Authority, nor shall Princeton II or any Physician Owner assign, transfer, or remove or permit any other individual or entity to assign, transfer or remove any records of Princeton II or any Physician Owner, including without limitation, patient records, medical and clinical records (except for removal of such patient records as required under any Applicable Law).

      15.3. Transaction with Affiliates. Neither Princeton II nor any Physician Owner shall enter into any transaction or series of transactions, whether or not related or in the ordinary course of business, with any Affiliate of Princeton II or Company, other than on terms and conditions substantially as favorable to Princeton II or the Physician Owner, as would be obtainable by Princeton II or the Physician Owner at the time in a comparable arms-length transaction with a person not an Affiliate.

      15.4. Compliance with All Laws. Princeton II and each Physician Owner shall comply with all laws and regulations relating to Princeton II's practice and the operation of any facility, including, but not limited to, all state, federal and local laws relating to the acquisition or operation of a health care practice. Furthermore, neither Princeton II nor any Physician Owner shall violate any Governmental Rules and Regulations.

      15.5. Third-Party Payor Programs. Princeton II shall maintain Princeton II's compliance with the requirements of all Third-Party Payor Programs in which Princeton II is currently participating or authorized to participate.

      15.6. Change in Business or Credit and Collection Policy. Princeton II shall not make any change in the character of Princeton II's business or in the credit and collection policy, which change would, in either case, impair the collectibility of any Purchased A/R or any Exchange A/R or otherwise modify, amend or extend the terms of any such account other than in the ordinary course of business.

      15.7. Treatment of Accounts Receivable. Princeton II will (i) treat transfers to Company of Accounts Receivable hereunder as a sale for all purposes, including tax and accounting (and shall accurately reflect such sale in its financial statements), and will advise all persons who inquire about the ownership of such Accounts Receivable that they have been sold to Company; (ii) not treat any such Accounts Receivable as an asset on Princeton II's books and records; (iii) record in Princeton II's books, records and computer files pertaining thereto that such Accounts Receivable have been sold to Company; (iv) pay all taxes, if any, relating to the transfer of such Accounts Receivable after the same have been purchased by Company; (v) not impede or interfere with Company's collection of such Accounts Receivable; (vii) not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of such Accounts Receivable; (viii) use all reasonable efforts to obtain all consents from patients which are required by law in order for Company, or any servicing entity retained by Company, to secure information needed to obtain or to expedite payment from the respective Account Debtors; and (ix) have billed such Accounts Receivable on the same bases and using the same policies and practices that it has used in the past unless Company has been advised in writing of a change prior to the purchase of such Accounts Receivable. Company or its designated representatives from time to time may verify the Accounts Receivable, inspect, check, take copies or extracts from Princeton II's books, records and files, and Princeton II will make the same available to Company or such representatives at any reasonable time for such purposes.

      15.8. Security Interest. If, contrary to the mutual intent of Princeton II and Company, any purchase of Purchased A/R is not characterized as a sale, Princeton II shall, effective as of the date hereof, be deemed to have granted (and Princeton II does hereby grant) to Company a first priority security interest in and to any and all of the Purchased A/R and the proceeds thereof to secure the repayment of all amounts advanced to Princeton II hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, Company may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Princeton II agrees that five (5) days shall be reasonable prior notice of the date of any public or private sale or other disposition of all or part of the Purchased A/R. Princeton II represents and warrants that the location of Princeton II's principal place of business, and all locations where Princeton II maintains records with respect to its accounts are set forth under its name in Section 16.3 hereof. Princeton II agrees to notify Company in writing thirty (30) days prior to any change in any such location. The exact name of Princeton II is as set forth at the beginning of this Agreement, and except as set forth on the signature page hereof, Princeton II has not changed its name in the last five (5) years, and during such period Princeton II did not use, nor does Princeton II now use, any fictitious or trade name. Princeton II shall notify Company in writing thirty (30) days prior to any change in any such name.

                                 ARTICLE XVI.

                              GENERAL PROVISIONS

      16.1. Assignment. Company shall have the right to assign its rights hereunder to any person, firm or corporation under common control with Company and to any lending institution from which

Company obtains financing, including but not limiting the restrictive covenants included in Article VII (covenant not to compete), for security purposes or as collateral. Princeton II agrees to, and acknowledges, Company's right to assign Company's rights under this Agreement to any Lender and further agrees that upon receipt of written notice from such Lender, Princeton II shall pay to Lender or cause to be paid to Lender all amounts which are otherwise payable to Company pursuant to the terms of this Agreement, including, without limitation, all service fees, and other Clinic Expenses and, until such amounts are delivered to Lender, hold payments in trust for Lender. Except as set forth above, neither Company nor Princeton II shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. Without limiting the foregoing, Princeton II acknowledges that, as collateral for certain obligations, Company has assigned all of its rights hereunder to NationsBank of Tennessee, N.A. as Agent (the "Agent") for itself and other banks and institutional lenders from time to time (collectively the "Banks") and has granted the Agent for the benefit of the Banks a lien and security interest upon all real and personal property used in the operation of the Office Locations (the "Pledged Assets"). As an inducement for the Banks to extend or continue the extension of credit to Company, Princeton II (i) acknowledges that the collateral assignment to the Agent covers all rights of Company hereunder, including, but not limited to, rights arising from warranties and representations made by Princeton II, rights to enforce covenants made by Princeton II, and rights to receive all payments due Company; (ii) agrees to regard the Agent as the owner of any or all of the assigned rights upon written notice to Princeton II of this election from the Agent; (iii) agrees that neither the Agent nor any of the Banks has obligation for the performance of the duties of Company hereunder, and shall not assume any such duty by the exercise of rights as a secured lender; (iv) agrees to give the Agent written notice of any material default hereunder on Company's part at the address of 1 NationsBank Plaza, Nashville, Tennessee 37239, Attn: David Dupuy, and to allow at least thirty (30) days thereafter for the cure of such default before Princeton II terminates this Agreement; (v) agrees that the rights of Princeton II under this Agreement, including, but not limited to, the right to the use of the Pledged Assets, are and shall be junior to any security interest that the Agent and the Banks, their successors or assigns may have in the Pledged Assets at any time;
(vi) agrees that the benefits of the above undertakings in favor of the Agent and Banks shall further extend to all successors and assigns of the Agents and Banks, provided that any notices given by Princeton II under this Section shall be given to the Agent at the foregoing address unless Princeton II has received written notice of a change thereof; and (vii) agrees that this Section may not be modified, and no provision of this Section may be waived, absent the written approval of the Agent.

      16.2. Whole Agreement; Modification. This Agreement supersedes all prior agreements between the parties and there are no other agreements or understandings, written or oral, between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement.

      16.3. Notices. All notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when received if given in person, (ii) on the date of acknowledgment of receipt if sent by telex, facsimile or other wire transmission, (iii) one business day after being sent by overnight delivery service, or (iv) three days after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

            To Company:             Specialty Care Network, Inc.
                                    44 Union Boulevard
                                    Suite 600
                                    Lakewood, Colorado  80228
                                    Attention:  Kerry Hicks

            With a copy to:         Baker, Donelson, Bearman & Caldwell
                                    165 Madison Avenue
                                    Suite 2000
                                    Memphis, Tennessee  38103
                                    Attention:  David T. Popwell, Esq.

            To Princeton II:        Princeton Orthopaedic Associates, II P.A.
                                    325 Princeton Avenue
                                    Princeton, New Jersey 08540
                                    Attention:  Robert Simpson

            With a copy to:         Norris McLaughlin & Marcus
                                    P.O. Box 1018
                                    721 Route 202-206
                                    Somerville, New Jersey 08876-1018
                                    Attention: Victor S. Elgort, Esq.

or to such other address as either party shall notify the other.



      16.4. Binding on Successors. Subject to Section 16.1, this Agreement shall be binding upon the parties hereto, and their successors, assigns, heirs and beneficiaries.

      16.5. Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

      16.6. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

      16.7. No Practice of Medicine. The parties acknowledge that Company is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of Company in this Agreement should be construed or deemed by any Governmental Authority or court to constitute the practice of medicine, the performance of said act or service by Company shall be deemed waived and unenforceable to the minimum extent required to comply with Applicable Law.

      16.8. Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.

      16.9. Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by any other party to implement or complete such party's obligations pursuant to this Agreement.

      16.10. Attorneys' Fees. If legal action is commenced by any party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

      16.11. Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

      16.12. Confidentiality. No party hereto shall disseminate or release to any third party any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiations of this Agreement or in the course of the performance of this Agreement, including, but not limited to, any information relating to the internal operations of Princeton II, Princeton II fees or the terms of any of the managed care contracts, without the other party's written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of confidentiality provisions; (ii) becomes available on a non-confidential basis from a source other than the other party or its affiliates or agents, which source was not itself bound by a confidentiality agreement; (iii) which is required to be disclosed by law or pursuant to court order. Company shall provide Princeton II with copies of any information regarding Princeton II provided by Company to any third party; or (iv) except for disclosure to its bankers, underwriters or lenders, or its advisors to the extent required by Section 9.4, or as required in connection with reports on filings with the SEC or State Departments of Securities.

      16.13. Contract Modifications for Prospective Legal Events. If any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Princeton II and Company shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between and among Princeton II and Company.

      16.14. Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

      16.15. Language Construction. The language in all parts of this Agreement shall be construed, in all cases, according to Princeton II's fair meaning, and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      16.16. No Obligation to Third Parties. Except as provided in Section 16.1, none of the obligations and duties of Company or Princeton II under this Agreement shall in any way or in any manner be deemed to create any obligation of Company or of Princeton II to, or any rights in, any person or entity not a party to this Agreement.

      16.17. Communications. Princeton II and Company agree that good communication between the parties is essential to the successful performance of this Agreement, and each pledges to communicate fully and clearly with the other on matters relating to the successful operation of Princeton II's practice at the Practice Offices.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              COMPANY:

                              SPECIALTY CARE NETWORK, INC.

                              By:______________________________________________
                              Title:___________________________________________

                              SCN OF PRINCETON, INC.

                              By:______________________________________________
                              Title:___________________________________________


                              PRINCETON II:

                              PRINCETON ORTHOPEDIC ASSOCIATES, II P.A.

                              By:______________________________________________
                              Title:___________________________________________

                              PHYSICIAN OWNERS:


                              _________________________________________________
                              MICHAEL N. JOLLEY, M.D.


                              _________________________________________________
                              HARVEY E. SMIRES, M.D.


                              _________________________________________________
                              ROBERT N. DUNN, M.D.


                              _________________________________________________
                              JEFFREY S. ABRAMS, M.D.


                              _________________________________________________
                              RICHARD E. FLEMING, JR., M.D.


                              _________________________________________________
                              W. THOMAS GUTOWSKI, M.D.


                              _________________________________________________
                              STEVEN R. GECHA, M.D.




                              _________________________________________________
                              C. ALEXANDER MOSKWA, JR., M.D.


                              _________________________________________________
                              DAVID M. SMITH, M.D.

                                  EXHIBIT 3.1

                                LEASE AGREEMENT




                                    3.1-1

                                  EXHIBIT 4.1

                         POLICY BOARD GOVERNANCE RULES

      A. Number, Tenure and Qualifications. The Policy Board shall consist of six (6) members. Company shall designate, in its sole discretion, three (3) members of the Policy Board. Princeton II shall designate, in Princeton II's sole discretion, three (3) members of the Policy Board. The initial Policy board shall be chosen at the time of the closing of the Exchange. Thereafter, the respective Policy Board Members shall be chosen at such time and in such manner as shall be determined by the respective party making the appointment.

      B. Duties and Responsibilities of the Policy Board. The Policy Board shall have the duties and responsibilities more particularly described in Section 4.2 of this Agreement.

      C. Regular Meetings of the Policy Board. Regular meetings of the Policy Board shall be held on the first Monday of each calendar quarter at such times and places as the Policy Board by resolution may determine and specify, and if so determined no notice thereof need be given.

      D. Special Meetings. Special meetings of the Policy Board may be held at any time or place whenever called by written request of at least two (2) Policy Board Members, notice thereof being given to each Policy Board Member by the Policy Board Members calling the meeting, or they may be held at any time without formal notice provided all of the Policy Board Members are present or those not present shall at any time waive or have waived notice thereof.

      E. Notice. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally, by telegram, or facsimile. If mailed, such notice shall be mailed to each Policy Board Member at his business address no less than ten (10) days previously thereto, and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by facsimile, such notice shall be deemed to be delivered when information of the transmission is received.

      F. Meetings by any Form of Communication. The Policy Board shall have the power to permit any and all Policy Board Members to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all Policy Board Members participating may simultaneously hear each other during the meeting. A Policy Board Member participating in a meeting by this means is deemed to be present in person at the meeting.

      G. Quorum. All of the members of the Policy Board as constituted from time to time shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before




                                    4.1-1
such meeting, except as otherwise provided by this Agreement or by these Governance Rules. The fact that a Policy Board Member has an interest in a matter to be voted on at the meeting shall not prevent his being counted for purposes of a quorum.

      H. Vacancies. Any vacancy occurring in the Policy Board shall be filled by the Party which chose such vacated Policy Board Member(s).

      I. Removal. Any Policy Board Member may be removed without cause by the Party which chose such Policy Board Member.

      J. Committees. The majority of the Policy Board may appoint an executive committee or such other committees as it may deem advisable, composed of one (1) or more Policy Board Members, and may delegate authority to such committees as is not inconsistent with this Agreement. The members of such committee shall serve at the pleasure of the Policy Board.

      K. Presumption of Assent. A Policy Board Member who is present at a meeting of the Policy Board at which action on any matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretaries of the Company and Princeton II immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Policy Board Member who voted in favor of such action.

      L. Informal Action by Board Members. Any action required to be taken at a meeting of the Policy Board, or any other action which may be taken at a meeting of the Policy Board, may be taken without a meeting if all Policy Board Members consent to taking such action without a meeting. If all Policy Board Members consent to taking such action without a meeting, the affirmative vote of a majority of the Policy Board Members is the act of the Policy Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Policy Board Member, indicating each signing Policy Board Member's vote or abstention on the action, and shall be included in the minutes or filed with the Policy Board records reflecting the action taken.


                                    4.1-2

                                 EXHIBIT 6.9.1

                               PRINCETON II PLAN




                                   6.9.1-1

                               EXHIBIT 8.1.8(d)

                               EXCLUDED EXPENSES

      Excluded Expenses include, but are not limited to the following items:

      a. Accounting, legal and other professional fees attributed to Princeton II or to Physician Employees.

      b. Contribution expenses, cash or non-cash, which include, but are not limited to costs of sponsoring sports teams, political contributions, unapproved marketing expenses, and contributions to hospitals and staff.

      c. Automobile expenses including payments, repairs and maintenance, mileage, depreciation, etc.

      d.    Entertainment expenses of any kind.

      e. Physician benefits including insurance (health, life, dental, disability, etc., but not including malpractice insurance), vacation time, sick time, paid leave of absence, contributions to and administration of physician retirement plans (pension, 401(k), IRA, others), etc.

      f. Employment tax expenses including Federal and State Unemployment taxes, FICA taxes, Medicare taxes, etc.

      g. Home office expenses including the acquisition costs, depreciation, repairs and maintenance, and ongoing operating expenses of: computers, software, copying machines, fax machines, telephones and telephone lines, cellular telephones, etc.; and the costs of having an office in one's home including allocated rent, utility and depreciation expenses.

      h.    Meal expenses.

      i. Medical supplies and drugs either used or distributed by a Physician Employee without billing for such supplies and drugs at standard rates.

      j. Presentation expenses of any kind including professional services, slide production, travel, meals, entertainment, etc.

      k.    Personal postage expenses.

      l.    Personal laundry expenses.

      m. Personal assistant expenses (including the time staff spends on personal errands for Physician Employees).




                                 8.1.8.(d)-1

                                 EXHIBIT 8.3.6

1.                      ACCOUNTS RECEIVABLE COLLECTION

      1.1 Collection of Accounts Receivable. Princeton II agrees to cooperate with Company in the collection of the Accounts Receivables sold by Princeton II, transferred pursuant to Section 8.3.

      1.2 Definitions. In addition to the definitions contained in Article II of the Agreement, for purposes of this Exhibit 8.3.6., the following terms shall be applicable:

      "Accounts" means, with respect to Princeton II, all Accounts Receivable including any and all rights to payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services rendered by Princeton II, including, but not limited to, accounts receivable, proceeds of any letters of credit naming Princeton II as beneficiary, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any other Person.

      "Collecting Bank" means the main office of ______________________________ located at ___________________________________, or such other financial institution agreed to by Company.

      "Finance Charge Rate" means a rate of interest equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest allowed by applicable law from time to time in effect.

      "Governmental Lockbox Account" means an account established at the Collecting Bank by Princeton II into which all proceeds of Princeton II's Governmental Receivables are remitted.

      "Lender" shall mean any lender to Company that has a security interest in the Accounts from time to time.

      "Lockbox Agreements" means that certain Lockbox Operating Procedural Agreements --Governmental Receivables to be entered into between the Collecting Bank as to Governmental Receivables and that certain Lockbox Operating Procedural Agreement --Non-Governmental Receivables to be entered between the Collecting Bank, Lender and Princeton II as to Accounts which are not Governmental Receivables, in a form acceptable to counsel for Company.

      "Main Account" means Company's operating account established and maintained at the Collecting Bank.


                                   8.3.6.-1

      "Non-Governmental Lockbox Account" means the account established by the Company with the Collecting Bank into which all proceeds from Princeton II's Accounts under which a Third-Party Payor is the Account Debtor (other than Governmental Receivables) are remitted.

      "Non-Governmental Receivables" means the Accounts which are not Governmental Receivables.

      "Notification Letter" means a written notification from Princeton II to Third-Party Payors informing such Third-Party Payors that all proceeds due under Princeton II's Accounts are to be remitted to the Non-Governmental Lockbox Account or the Governmental Lockbox Account, as the case may be, substantially in a form acceptable to counsel for Company.

      1.3 Collection of Governmental Receivables. With respect to payments on Governmental Receivables, at the request and option of Company, Princeton II agrees that the following procedures shall apply:

      (a) Princeton II shall enter into a Lockbox Agreement applicable to Governmental Receivables in a form acceptable to counsel for Company and reasonably acceptable to Princeton II and establish a Governmental Lockbox Account. Governmental Lockbox Account shall be an account in the name of Princeton II. All payments in respect of Princeton II's Governmental Receivables are to be made directly to such account. In the event Company exercises this option, Princeton II shall instruct each Account Debtor in respect of Princeton II's Governmental Receivables to remit all such payments directly to such Governmental Lockbox Account pursuant to a Notification Letter. In addition, Princeton II shall attach written instructions to each invoice representing such Governmental Receivable generated subsequent to the date of this Agreement instructing such Third-Party Payor or Account Debtor that payment under such invoice is to be paid to the Governmental Lockbox Account. Princeton II agrees that it shall not deposit any funds other than payments on Governmental Receivables into, nor make any withdrawals from, the Governmental Lockbox Account without the prior written consent of Company. Princeton II further agrees that it shall not during the term of this Agreement terminate, modify or amend in any manner the Lockbox Agreement applicable to the Governmental Lockbox Account.

      (b) In accordance with the Lockbox Agreement pertaining to Governmental Receivables, Princeton II shall instruct the Collecting Bank to transfer automatically all amounts deposited in Governmental Lockbox Account constituting good funds to Company's Main Account. Princeton II shall have no right or interest in the Main Account. Princeton II shall not, so long as any purchased Account remains unpaid, change or cancel such automatic transfer order at any time, or, without the prior written consent of Company, change either the identity of Governmental Lockbox Account or the instructions to each Account Debtor on the related Governmental Receivable to make its payments to such account. Any such action shall be considered a breach of this Agreement for which Company shall be entitled to all remedies at law and in equity, including obtaining an injunction.

      (c) Princeton II will cooperate with Company and its agents in the identification of sums deposited into Governmental Lockbox Account, which cooperation shall continue until all purchased Accounts sold hereunder have been collected.


                                   8.3.6.-2

      (d) Princeton II agrees to pay, on demand, a finance charge equal to the Finance Charge Rate, on any payment on a Governmental Receivable received by Princeton II that is not deposited in Governmental Lockbox Account within forty-eight (48) hours after receipt by Princeton II.

      1.4 Collection of Non-Governmental Receivables. With respect to payments on Non-Governmental Receivables, if requested by Company and at Company's option, Princeton II agrees that the following procedures shall apply:

      (a) Prior to the sale of any Non-Governmental Receivable hereunder, Company, the Collecting Bank and Lender (if requested by Lender) shall enter into a Lockbox Agreement applicable to Non-Governmental Receivables in a form acceptable to counsel for Company and Company shall establish Non-Governmental Lockbox Account. The Non-Governmental Lockbox Account shall be an account in the name of Company. All payments in respect of Princeton II's Non-Governmental Receivables are to be made directly to such account. If Company exercises its option herein, at request of Company, Princeton II shall instruct each Account Debtor in respect of Princeton II's Non-Governmental Receivables to remit all such payments directly to such Non-Governmental Lockbox Account pursuant to a Notification Letter. In addition, Princeton II shall attach written instructions to each invoice representing such Non-Governmental Receivable generated subsequent to the date of this Agreement instructing such Third-Party Payor or Account Debtor that payment under such invoice is to be paid to the Non-Governmental Lockbox Account. Princeton II agrees that it shall not deposit any funds other than Non-Governmental Receivables into, nor make any withdrawals from, the Non-Governmental Lockbox Account without the prior written consent of Company. Princeton II further agrees that it shall not during the term of this Agreement terminate, modify or amend in any manner the Lockbox Agreement applicable to the Non-Governmental Lockbox Account.

      (b) In accordance with the Lockbox Agreement pertaining to Non-Governmental Receivables, Company shall instruct the Collecting Bank to transfer automatically all amounts deposited in the Non-Governmental Lockbox Account constituting good funds to Company's Main Account. Princeton II shall have no right or interest in the Non-Governmental Lockbox Account nor to the Main Account and such accounts shall be in the name of and under the control of Company. Princeton II shall not, so long as any purchased Account remains unpaid, and in any event, during the term of this Agreement, at any time, or, without the prior written consent of Company, change the instructions to each Account Debtor on the related Non-Governmental Receivable to make its payments to such account. Any such action shall be considered a breach of this Agreement for which Company shall be entitled to all remedies at law and in equity, including obtaining an injunction.

      (c) Princeton II will cooperate with Company and its agents in the identification of sums deposited into Non-Governmental Lockbox Account, which cooperation shall continue until all purchased Accounts sold hereunder have been collected.

      (d) Princeton II agrees to pay, on demand, a finance charge equal to the Finance Charge Rate, on any Non-Governmental Receivable received by Princeton II that is not deposited in NonGovernmental Lockbox Account within forty-eight (48) hours after receipt by Princeton II.


                                   8.3.6.-3

      1.5 Procedures Without Lockbox. In the event that Company elects to forego the procedures established in Sections 1.3 and 1.4, Princeton II shall instruct the Collecting Bank to transfer automatically all amounts constituting good funds in the account or accounts of Princeton II established for the collection of Governmental Receivables and Non-Governmental Receivables to Company's Main Account at _____________ __________, ____________________________, Account
______________ (the "Main Account") pursuant to a standing order in a form acceptable to Company's legal counsel. Princeton II shall have no right or interest in Company's Main Account and such account shall be in the name of and under the control of Company. Princeton II shall not, so long as any purchased account remains unpaid, change or cancel such standing order at any time, or, without the prior written consent of Company, change the instructions to each Account Debtor on each Governmental Receivable and Non-Governmental Receivable to make its payments to such account. Any such action shall be considered a breach of this Agreement for which Company shall be entitled to all remedies at law and in equity, including obtaining an injunction.

      1.6 Misdirected Payments. (a) If after the date of this Agreement, an Account Debtor shall make payment of a purchased Account to a location other than is provided in the Notification Letter or Princeton II otherwise receives payments on Accounts that are purchased by Company under the terms of this Agreement ("Misdirected Payments"), Princeton II (at its own cost and expense) shall promptly take all necessary steps to effect collection of such Misdirected Payment from any other party claiming an interest therein or having possession thereof and (i) hold such payment in trust for Company, (ii) segregate such payment, (iii) use its best efforts not to commingle such payment with Princeton II's own funds or other assets, and (iv) deliver such payment no later than forty-eight (48) hours from the day of receipt to the Governmental Lockbox Account or the Non-Governmental Lockbox Account, as applicable.

      (b) Princeton II agrees to pay, on demand, the Finance Charge Rate on any Misdirected Payment received by Princeton II that is not deposited in the Company Main Account within forty-eight (48) hours after receipt by Princeton II.


                                   8.3.6.-4

                                  EXHIBIT 11

                                NON-COMPETITION

      A. Princeton II and each of the Physician Owners agree and covenant that, during the term of this Agreement and for a period of thirty-six (36) months after termination of this Agreement (other than a termination pursuant to Section 11.3.1 through 11.3.3, inclusive, or Section 11.5, of the Service Agreement). Princeton II and/or the Physician Owner(s), as applicable, shall not, either directly as a partner, employer, agent, independent contractor, employee or indirectly through a corporation, partnership, affiliate, subsidiary or otherwise:

            (i) Establish, operate or provide professional medical services at any medical office, clinic or other health care facility at any location within seventy-five (75) miles of (i) the Main Office location; (ii) any of the Satellite Offices; or (iii) any location at which Company provides services to any practice at the time of such termination;

            (ii) Subject to the provisions of paragraph G below, publicly announce or offer (by any method) to provide professional medical services at any medical office, clinic or other health care facility at any location within seventy-five (75) miles during the first five (5) years of the term of this Agreement or fifty (50) miles thereafter of (i) the Main Office; (ii) any of the Satellite Offices; or (iii) any location at which Company provides services to any practice at the time of such termination;

            (iii) Solicit, induce or attempt to induce, in connection with any business competitive with that being serviced by Company, patients of any physician (including Princeton II and/or the Physician Owner(s)) associated or affiliated with Company to leave the care of physicians associated or affiliated with Company; or

            (iv) Solicit, induce or attempt to induce any employee, consultant or other persons associated or affiliated with Company or any Affiliate of Company to leave the employment of, or to discontinue their association with, Company or such Affiliate of Company.

      B. If Princeton II and/or the Physician Owner(s) violate the covenants set forth in paragraph A of this Exhibit 11, then the duration of the restrictions contained in paragraph A shall be extended an additional month for each month during which such violation occurred but was not discovered by Company, beginning upon the date that Company learns of the violation and so notifies Princeton II and/or the Physician Owners in writing.

      C. Princeton II and/or the Physician Owner(s) acknowledge and agree that the covenants contained in this Exhibit 11 are necessary to protect the business and goodwill of Company and that a breach of these covenants will result in irreparable harm and continuing damage to Company. As a result, Princeton II and/or the Physician Owner(s) agree that if Princeton II and/or the Physician Owner(s) breach or threaten to breach these covenants, Company shall be entitled to specific performance and/or injunctive or other equitable relief in order to prevent the continuation of such


                                     11-1
harm, as well as money damages. Princeton II and/or the Physician Owner(s) waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief.

      D. Princeton II and the Physician Owner(s) acknowledge and agree that if Princeton II and/or the Physician Owner(s) breach the covenants contained in this Exhibit 11 and Company is unable for any reason to obtain a restraining order from a court of competent jurisdiction within thirty (30) days after application to enjoin the breach by Princeton II and/or the Physician Owner(s), it will be difficult to calculate the precise amount of Company's damages. As a result, the parties have determined that, in the event of such a breach, Company's damages shall be equal to 300% of the total amount of Professional Service Revenues attributable to Princeton II and/or the applicable Physician Owner(s) during the twelve (12) months prior to the termination of the Agreement.

      E. The parties have attempted to limit the provisions of this Exhibit 11 only to the extent necessary to protect each party's interests. However, the parties hereby agree that, in the event that any provision, section or subsection of this Exhibit 11 is adjudged by any court of competent jurisdiction to be void or unenforceable, in whole or part, such court shall modify and enforce any such provision, section or subsection to the extent that it believes to be reasonable under the circumstances.

      F. In the event that the Service Agreement has been in effect for at least five (5) years, a Physician Owner may buy-out the noncompetition restriction applicable to him or her by paying to Company an amount computed as follows:

      (A) the excess, if any, of: (i) the appreciation in value of the Company common stock held by the terminating Physician Owner (either on shares held directly or on shares held indirectly by a related permissible transferee) and accrued between the dare of the Exchange and the date of termination of employment, net of the estimated federal and state income tax liability associated with such gains, determined on the basis of the highest marginal aggregate federal and state income tax rates applicable to capital gains in the year of termination with respect to any shares held on the comparable tax rates in effect for the year of sale, as applicable; over

      (ii) the terminating Physician Owner's proportionate share (based on the number of shares of Company common stock received in the Exchange by the terminating Physician Owner relative to the other Princeton II Physician Owners) of aggregate service fees paid or payable to Company between the date of the Exchange and the date of termination, net of the estimated federal and state income tax liability that such Physician Owner would have incurred had he or she received such service fees directly as compensation, determined on the basis of the highest marginal aggregate federal and state income tax rates applicable to ordinary income in each year of payment of such service fees, as applicable; plus

      (B) one-third of the aggregate value of the Company common stock received by the terminating Physician Owner in the Exchange, determined on the basis of the value of such shares at the time of the Exchange; provided, however, that if, at the time of termination, the fair market value of each share of the Company common stock is less than one-third (1/3) of the fair market value of such share at the time


                                     11-2
of the Exchange, then the maximum amount payable to Company by the terminating Physician Owner to buy out the noncompetition restriction under this Paragraph F shall not exceed the sum of the aggregate value of the Company common stock still held by the terminating Physician Owner plus the amount of any proceeds realized by the terminating Physician Owner from any prior sale of such stock, net of the estimated federal and state income tax liability that would be associated with a sale of any such shares still held and any such tax liability associated with previous sales of such shares, determined on the basis of the highest marginal aggregate federal and state income tax rates applicable to capital gains in the year of termination with respect to any shares held on such date of termination, and for any shares previously sold, using the comparable tax rates in effect for the year of sale.

The terminating Physician Owner may pay the amount owed by transferring to Company an amount of Company common stock having a fair market value equal to the amount owed or pay to Company cash in the amount owed (or a combination of cash and common stock). The above references to Company common stock (except for the immediately pre ceding sentence) shall not include any Company common stock purchased for cash or acquired pursuant to the conversion of the Company's convertible debentures.

      G. Upon the termination of this Agreement, the Policy Board shall have the authority to modify the terms of the restrictive covenants, including but not limited to the mileage radius limitations set forth above in paragraph A. In the event that the individuals representing Princeton II or Company, as the case may be, on the Policy Board can reasonably demonstrate that a modification to the restrictive covenant will not have a material adverse effect on Company's or Princeton's practice operations, earnings or cash flow, then the individuals representing Company or Princeton II, as the case may be, shall consent to the proposed modification.

      H. The foregoing restrictive covenant shall not limit or prevent a Physician Employee/Physician Owner from serving in part-time academic positions, working as an expert witness, or providing services for the Hospital for Special Services, New York, New York, in a manner consistent with past practices.


                                     11-3